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                                                                     EXHIBIT 2.1




                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 1, 2000

                                  BY AND AMONG

                               CHANNELPOINT, INC.,

                             GOLD ACQUISITION CORP.

                                       AND

                            INSURQUOTE SYSTEMS, INC.

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                                TABLE OF CONTENTS

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ARTICLE 1 Definitions............................................................................................2

ARTICLE 2 The Transaction........................................................................................2

         2.1      Merger.........................................................................................2

         2.2      Closing........................................................................................2

         2.3      Closing Events.................................................................................2

                           (a)      Articles and Plan of Merger..................................................2

                           (b)      Deliveries by the Company....................................................2

                           (c)      Deliveries by Buyer and Merger Sub...........................................3

         2.4      Effect of Merger...............................................................................3

                           (a)      General......................................................................3

                           (b)      Corporate Organization.......................................................3

                           (c)      Conversion of Company's Shares...............................................3

                           (d)      Company Treasury Shares......................................................4

                           (e)      Conversion of Merger Sub's Stock.............................................4

                           (f)      Adjustments to Conversion Amounts............................................4

         2.5      Exchange Procedures............................................................................5

                           (a)      Exchange Procedures..........................................................5

                           (b)      Distributions with Respect to Unsurrendered Certificates.....................5

                           (c)      No Further Ownership Rights in Company Shares................................5

                           (d)      Lost Certificates............................................................5

                           (e)      Withholding Rights...........................................................6

                           (f)      Stock Transfer Books.........................................................6

                           (g)      Dissenters' Rights...........................................................6

                           (h)      Stock Options................................................................6

                           (i)      Warrants.....................................................................7

         2.6      Issuance of Common Stock to CCC................................................................7

ARTICLE 3 Representations and Warranties of the Company..........................................................8

         3.1      Organization and Qualification; Subsidiaries...................................................8

         3.2      Capitalization of the Company and its Subsidiaries.............................................8

         3.3      Authority, Corporate Action...................................................................10
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         3.4      Financial Statements..........................................................................10

         3.5      No Undisclosed Liabilities....................................................................11

         3.6      Absence of Changes............................................................................11

         3.7      Consents and Approvals; No Violations.........................................................12

         3.8      No Default....................................................................................12

         3.9      Real Property.................................................................................13

         3.10     Litigation....................................................................................13

         3.11     Compliance With Applicable Law................................................................13

         3.12     Employee Plans................................................................................14

         3.13     Labor Matters.................................................................................15

         3.14     Environmental Matters.........................................................................15

         3.15     Tax Matters...................................................................................17

         3.16     Material Contracts............................................................................18

         3.17     Insurance.....................................................................................19

         3.18     Customers.....................................................................................20

         3.19     Intellectual Property.........................................................................20

         3.20     Year 2000.....................................................................................23

         3.21     Termination Agreement.........................................................................23

         3.22     Company Affiliate Agreements..................................................................23

         3.23     Accounts Receivable...........................................................................23

         3.24     Brokers.......................................................................................23

         3.25     Opinion of Financial Advisor..................................................................24

         3.26     Takeover Statute; Dissenters' Rights..........................................................24

         3.27     HSR Matters...................................................................................24

         3.28     Disclosure....................................................................................24

ARTICLE 4 Representations and Warranties of Buyer and Merger Sub................................................24

         4.1      Organization and Qualification; Subsidiaries..................................................24

         4.2      Capitalization of Buyer and its Subsidiaries..................................................24

         4.3      Authority, Corporate Action...................................................................25

         4.4      Financial Statements..........................................................................26

         4.5      No Undisclosed Liabilities....................................................................26

         4.6      Absence of Changes............................................................................26

         4.7      Consents and Approvals; No Violations.........................................................27
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         4.8      No Default....................................................................................27

         4.9      Litigation....................................................................................27

         4.10     Compliance With Applicable Law................................................................27

         4.11     Employee Plans................................................................................28

         4.12     Labor Matters.................................................................................29

         4.13     Environmental Matters.........................................................................29

         4.14     Tax Matters...................................................................................30

         4.15     Material Contracts............................................................................31

         4.16     Intellectual Property.........................................................................31

         4.17     Year 2000.....................................................................................32

         4.18     Customers.....................................................................................32

         4.19     Brokers.......................................................................................32

         4.20     Obligations to Related Parties................................................................32

         4.21     Registration Rights...........................................................................33

         4.22     HSR Matters...................................................................................33

         4.23     Disclosure....................................................................................33

ARTICLE 5 Events Prior to Closing...............................................................................33

         5.1      Conduct of Business of the Company............................................................33

         5.2      Conduct of Business of Buyer..................................................................35

         5.3      Access to Information.........................................................................36

         5.4      Buyer Disclosure Memorandum...................................................................36

         5.5      Purchaser Representative......................................................................36

         5.6      Company Shareholder Approval..................................................................36

         5.7      Execution of Certain Documents................................................................37

         5.8      Certain Buyer Actions.........................................................................37

         5.9      Reasonable Best Efforts.......................................................................37

         5.10     Other Filings.................................................................................37

         5.11     Notice of Developments........................................................................38

         5.12     Public Announcements..........................................................................38

         5.13     Tax-Free Reorganization Treatment.............................................................38

         5.14     Employee Matters..............................................................................38

         5.15     Acquisition Proposals.........................................................................39

         5.16     Fees and Expenses.............................................................................39
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         5.17     Director and Officer Indemnification..........................................................40

         5.18     Certain Financings............................................................................41

         5.19     Delivery of Company Financial Statements......................................................41

         5.20     HSR Approval..................................................................................41

ARTICLE 6 Conditions to Closing.................................................................................41

         6.1      Conditions of Each Party......................................................................41

         6.2      Conditions of Buyer and Merger Sub............................................................42

         6.3      Conditions of the Company.....................................................................43

ARTICLE 7 Survival of Representations, Warranties, Covenants and Agreements; Escrow
          Provisions............................................................................................44

         7.1      Survival of Representations, Warranties, Covenants and Agreements.............................44

         7.2      Escrow Provisions.............................................................................45

                           (a)      Establishment of the Escrow Fund............................................45

                           (b)      Recourse to the Escrow Fund.................................................45

                           (c)      Escrow Period; Distribution of Escrow Fund upon Termination of Escrow
                                    Period......................................................................46

                           (d)      Protection of Escrow Fund...................................................46

                           (e)      Claims Upon Escrow Fund.....................................................46

                           (f)      Objections to Claims........................................................47

                           (g)      Resolution of Conflicts.....................................................47
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         7.3      Shareholder Representative; Power of Attorney.................................................48

                           (a)      Shareholder Representative..................................................48

                           (b)      Exculpation.................................................................48

                           (c)      Actions of the Shareholder Representative...................................48

         7.4      Third Party Claims............................................................................48

         7.5      Depositary Agent's Duties.....................................................................49

                           (a)      Limitation on Duties of Depositary Agent....................................49

                           (b)      Compliance with Orders......................................................49

                           (c)      Limitations on Liability of Depositary Agent................................49

                           (d)      Good Faith of Depositary Agent..............................................50

                           (e)      Non-responsibility of Depositary Agent......................................50

                           (f)      Indemnification of Depositary Agent.........................................50

                           (g)      Resignation of Depositary Agent.............................................50

                           (h)      Fees........................................................................51

ARTICLE 8 Termination, Amendment and Waiver.....................................................................51

         8.1      Termination by Mutual Agreement...............................................................51

         8.2      Termination by Either Buyer or the Company....................................................51

         8.3      Termination by the Company....................................................................52

         8.4      Termination by Buyer..........................................................................52

         8.5      Effect of Termination and Abandonment.........................................................52

         8.6      Amendment.....................................................................................52

         8.7      Extension; Waiver.............................................................................52

ARTICLE 9 Miscellaneous.........................................................................................53

         9.1      Confidentiality...............................................................................53

         9.2      Registration of Buyer Common Stock Underlying Company Stock Options...........................53

         9.3      Notices.......................................................................................53

         9.4      Further Assurances............................................................................54

         9.5      Entire Agreement..............................................................................54

         9.6      Assignment....................................................................................54

         9.7      No Third Party Beneficiaries..................................................................55

         9.8      Severability..................................................................................55

         9.9      Captions......................................................................................55

         9.10     Construction..................................................................................55

         9.11     Counterparts..................................................................................55

         9.12     Governing Law.................................................................................55

         9.13     Jurisdiction and Venue........................................................................55

         9.14     Binding Effect................................................................................55

         9.15     No Waiver of Fraud............................................................................55
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                                    Exhibits
                                    --------

Exhibit A Form of Voting Agreement
Exhibit B Forms of Employment Letters
Exhibit C Form of Termination Agreement
Exhibit D Form of Company Affiliate Agreement
Exhibit E Form of Amended and Restated Articles of Incorporation of the Company Exhibit F Form of Buyer Investor Rights Agreement
Exhibit G Form of Buyer Stockholders Agreement


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

                                MERGER AGREEMENT

         This Agreement and Plan of Merger is entered into as of February 1, 2000 by and among ChannelPoint, Inc., a Delaware corporation ("Buyer"), Gold Acquisition Corp., a Utah corporation and direct, wholly-owned subsidiary of Buyer ("Merger Sub"), and InsurQuote Systems, Inc., a Utah corporation (the "Company").

                                   BACKGROUND

         A. This Agreement (as such term is defined in ANNEX I) contemplates a transaction in which Merger Sub will merge with and into the Company (the "Merger"), with (i) the Company surviving the Merger and becoming a direct, wholly-owned subsidiary of Buyer and (ii) all of the issued and outstanding capital stock of the Company being converted into the right to receive shares of common stock, par value $.001 per share, of Buyer ("Buyer Common Stock").

         B. A portion of the shares of Buyer Common Stock otherwise issuable or reserved for issuance by Buyer in connection with the Merger shall be placed in escrow by Buyer, the release of which shall be governed by the provisions of
Article 7.

         C. As an inducement to Buyer and Merger Sub to enter into this Agreement, certain shareholders of the Company have concurrently herewith entered into a Voting Agreement in the form attached hereto as EXHIBIT A (the "Voting Agreement"), pursuant to which such shareholders have agreed to vote all shares of capital stock of the Company owned by them in favor of the Merger.

         D. As a further inducement to Buyer and Merger Sub to enter into this Agreement, the Company and the employees of the Company identified therein have concurrently herewith entered into amendments to their current employment agreements (or new employment agreements, as applicable) in the forms attached hereto as EXHIBITS B-1, B-2, B-3, B-4 and B-5, each of which agreements shall become effective as of the Effective Time (as such term is defined in Section 2.4(a)).

         E. As a further inducement to Buyer and Merger Sub to enter into this Agreement, the Company and certain shareholders of the Company have concurrently herewith entered into a Termination Agreement in the form attached hereto as EXHIBIT C (the "Termination Agreement") pursuant to which the Co-Sale Agreement, the Company Investment Agreement and the Company Registration Rights Agreement (as such terms are defined in ANNEX I) shall each be terminated and no longer be of force or in effect as of the Effective Time.

         F. As a further inducement to Buyer and Merger Sub to enter into this Agreement, each "affiliate" of the Company for purposes of Rule 145 under the Securities Act (as such term is defined in ANNEX I) has executed and delivered to Buyer and Merger Sub a letter in the form attached hereto as EXHIBIT D (each, a "Company Affiliate Agreement").
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         G. For federal income Tax (as such term is defined in Section 3.15)
purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as such term is defined in ANNEX I).

         Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Certain capitalized terms used in this Agreement are defined in ANNEX
I.

                                    ARTICLE 2

                                 THE TRANSACTION

         2.1 MERGER. Upon the terms and subject to the conditions of this Agreement, Merger Sub shall merge with and into the Company at the Effective Time. The Company shall be the corporation surviving the Merger (the "Surviving Corporation").

         2.2 CLOSING. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, Dallas, Texas, on the second business day after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing).

         2.3 CLOSING EVENTS. At Closing, the following events shall take place, all of which shall be considered to take place concurrently:

              (a) ARTICLES AND PLAN OF MERGER. The Company shall execute articles of merger in form and substance reasonably satisfactory to the Parties (the "Articles of Merger"), to which a plan of merger consistent with the terms hereof and otherwise reasonably satisfactory to the Parties (the "Plan of Merger") shall be attached as an exhibit, and shall file the Articles of Merger with the Division of Corporations and Commercial Code of the State of Utah (the "Division") in accordance with the Utah Revised Business Corporation Act (the "Act").

              (b) DELIVERIES BY THE COMPANY. The Company shall make or cause the following deliveries to Buyer and Merger Sub:

                   (i) the Company shall deliver an Officer's Certificate to Buyer and Merger Sub certifying that the conditions to Buyer's obligation to effect the Closing set forth in Section 6.2(a) and
         Section 6.2(b) (as to representations, warranties and covenants) have been satisfied; and

                   (ii) the Company shall deliver the written resignations, effective as of the Effective Time, of all of the Company's incumbent directors other than those whom Buyer has specified by Notice to the Company at least five (5) days prior to Closing.

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              (c) DELIVERIES BY BUYER AND MERGER SUB. Buyer and Merger Sub shall make the following deliveries:

                   (i) Buyer and Merger Sub shall deliver the shares of Buyer Common Stock issuable or reserved for issuance pursuant to the Merger in accordance with Sections 2.5(a) and 7.2(a) and shall deliver the shares of Buyer Common Stock pursuant to Section 2.6; and

                   (ii) Buyer and Merger Sub shall deliver a joint Officers' Certificate to the Company (for delivery to the Shareholder Representative) certifying that the conditions to the Company's obligation to effect the Closing set forth in Section 6.3(a) and
         Section 6.3(b) (as to representations, warranties and covenants) have been satisfied.

         2.4 EFFECT OF MERGER.

              (a) GENERAL. The Merger shall become effective at the time of filing of the Articles of Merger with the Division (the "Effective Time"). The Merger shall have the effects as set forth in the applicable provisions of the Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and give effect to the Merger.

              (b) CORPORATE ORGANIZATION. As of the Effective Time, the Articles of Incorporation of the Company shall be amended and restated (and filed with the Division as an exhibit to the Plan of Merger) as set forth in the Articles of Amendment and Restatement attached hereto as EXHIBIT E and such Amended and Restated Articles of Incorporation shall be the articles of incorporation of the Surviving Corporation. As of the Effective Time, the by-laws, officers and directors of Merger Sub shall be the by-laws, officers and directors of the Surviving Corporation.

              (c) CONVERSION OF COMPANY'S SHARES. At and as of the Effective Time, and subject to adjustment as provided in Section 2.4(f), each share of:

                   (i) the Company's Common Stock, no par value ("Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Dissenting Share) shall be converted into the right to receive
         3.60916 fully paid and non-assessable shares of Buyer Common Stock;

                   (ii) Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Share) shall be converted into the right to receive 3.75266 fully paid and non-assessable shares of Buyer Common Stock;

                   (iii) Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Share) shall be converted into the right to receive 3.85400 fully paid and non-assessable shares of Buyer Common Stock;

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                   (iv) Series C Preferred Stock issued and outstanding
         immediately prior to the Effective Time (other than any Dissenting Share) shall be converted into the right to receive 5.62254 fully paid and non-assessable shares of Buyer Common Stock;

                   (v) Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Share) shall be converted into the right to receive 4.35237 fully paid and non-assessable shares of Buyer Common Stock; and

                   (vi) Series F Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Share) shall be converted into the right to receive 6.21775 fully paid and non-assessable shares of Buyer Common Stock.

All such shares of Buyer Common Stock issued pursuant to this Section 2.4(c), as adjusted (if applicable) pursuant to Section 2.4(f), are collectively referred to herein as the "Merger Consideration."

              (d) COMPANY TREASURY SHARES. At and as of the Effective Time, each share of Common Stock owned by the Company shall become one share of common stock of the Surviving Corporation and shall be held in treasury.

              (e) CONVERSION OF MERGER SUB'S STOCK. At and as of the Effective Time, each share of Merger Sub's common stock, no par value, shall be converted into one share of common stock of the Surviving Corporation.

              (f) ADJUSTMENTS TO CONVERSION AMOUNTS. In the event that any of the following occurs, the aggregate number of shares of Buyer Common Stock which will be issuable as a result of the Merger in accordance with Section 2.4(c) will be increased or decreased (as applicable) such that the aggregate number of shares of Buyer Common Stock which will be issuable as a result of the Merger in accordance with Section 2.4(c) (plus (i) the shares of Buyer Common Stock represented by any Dissenting Shares had such shares been exchanged in the Merger, (ii) the shares of Buyer Common Stock to be issued pursuant to Section
2.6 and (iii) all shares of Buyer Common Stock that may be issuable at any time following the Merger (whether or not such Warrants or Company Stock Options are immediately exercisable at the time of the Merger) upon the exercise of any Warrants and Company Stock Options, including Company Stock Options that are authorized but not yet issued under the Company Option Plan) will be equal to 22.500% of the Buyer Fully-Diluted Common Stock (with such increase or decrease, as applicable, being allocated among the respective classes and series of capital stock of the Company in accordance with the proportionate per share amounts to be received pursuant to Section 2.4(c) by the holders of each such class or series):

                   (i) any split, combination or reclassification of the Buyer Common Stock;

                   (ii) any issuance of any class or series of capital stock of the Company or Company Common Stock Equivalents (other than any such issuance to Buyer or any issuance upon the exercise of any Warrant or Company Stock Option); or

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

                   (iii) any issuance of Buyer Common Stock or Buyer Common Stock Equivalents (other than any Excluded Buyer Issuance).

         2.5 EXCHANGE PROCEDURES.

              (a) EXCHANGE PROCEDURES. Prior to the Effective Time, Buyer shall prepare and deliver to each holder of a certificate or certificates (the "Certificates") representing outstanding shares of Common Stock, or any series of the Company's preferred stock, no par value (the "Preferred Stock"), (i) a letter of transmittal in customary form and having such provisions as Buyer may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration upon consummation of the Merger. As soon as practicable following the Effective Time, upon surrender of a Certificate to the Surviving Corporation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Surviving Corporation, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Buyer Common Stock representing, in the aggregate, the number of shares that such holder has the right to receive pursuant to Section 2.4(c) (after taking into account all Common Stock and Preferred Stock then held by such holder), less the number of shares of Buyer Common Stock that are to be contributed on the holder's behalf and deposited into the Escrow Fund, and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article 2, including cash in lieu of any dividends and other distributions pursuant to
Section 2.5(b). No interest will be paid or will accrue on any cash payable pursuant to Section 2.5(b).

              (b) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made with respect to shares of Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate in accordance with Section 2.5(a). Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Buyer Common Stock issuable in exchange therefor, without interest, promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock.

              (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES. All shares of Buyer Common Stock issued and cash paid upon conversion of the Common Stock and Preferred Stock in accordance with the terms of Article 2 (including any cash paid pursuant to Sections 2.5(b)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Common Stock and Preferred Stock, as applicable.

              (d) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such Person against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Common Stock or Preferred Stock, as the case may be, formerly represented thereby, together with any unpaid dividends and distributions on shares of Buyer Common Stock payable in respect thereof in accordance with Section 2.5(b).

              (e) WITHHOLDING RIGHTS. Each of the Surviving Corporation and Buyer shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Common Stock or Preferred Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Stock or Preferred Stock in respect to which such deduction and withholding was made by the Surviving Corporation or Buyer, as the case may be.

              (f) STOCK TRANSFER BOOKS. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Certificates thereafter on the records of the Company.

              (g) DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary, those shares of Common Stock or Preferred Stock ("Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have complied with all of the relevant provisions of Section 16-10a-1301, et seq., of the Act, or have otherwise perfected dissenter's rights ("Dissenting Shareholders"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but shall instead represent only the rights of a dissenting shareholder under the Act, including the right to obtain payment for the estimated fair value of those shares, plus accrued interest, as provided under the Act, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the Act. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Common Stock or Preferred Stock shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give Buyer (i) prompt notice of any written demands for appraisal of any shares of Common Stock or Preferred Stock, attempted withdrawals of such demands and any other instruments served pursuant to the Act and received by the Company relating to shareholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

              (h) STOCK OPTIONS. As of the Effective Time, each option to purchase shares of Common Stock (each, a "Company Stock Option") held by any optionholder pursuant to the Company's 1994 Incentive Stock Option Plan (the "Company Option Plan") which is then outstanding shall be assumed by Buyer and, in accordance with the provisions of Section 12(c) of the Company Option Plan, shall thereafter confer the right to acquire (in lieu of shares of Common Stock) the number of shares of Buyer Common Stock that would have been received by such holder as a result of the Merger in respect of such Company Stock Option if such


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

Company Stock Option had been exercised immediately prior to the Effective Time and the shares of Common Stock received upon such exercise had been converted into the right to receive Buyer Common Stock as a result of the Merger (and the exercise price for each share of Buyer Common Stock to be acquired upon exercise thereof shall be appropriately adjusted so that the aggregate exercise price payable upon exercise of all Company Stock Options held by such holder shall not be modified as a result of the Merger); provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Each Company Stock Option so assumed shall be subject to the same expiration date, vesting provisions and other limitations as were applicable to such Company Stock Option immediately prior to the Effective Time. Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the options described above. As soon as practicable following the date of this Agreement (and in any event prior to the Closing), the Company shall obtain any necessary consents of holders of Company Stock Options in order to fully effect the provisions of this Section 2.5(h).

              (i) WARRANTS. As of the Effective Time, each warrant to purchase shares of Common Stock or Preferred Stock (each, a "Warrant") which is then outstanding shall be assumed or reissued by Buyer and, in accordance with the provisions of such Warrant, shall confer the right to acquire (in lieu of shares of Common Stock or Preferred Stock, as applicable) the number of shares of Buyer Common Stock that would have been received in respect of such Warrant by the holder of such Warrant as a result of the Merger if such Warrant had been exercised immediately prior to the Effective Time and the shares of Common Stock or Preferred Stock received upon such exercise had been converted into the right to receive Buyer Common Stock as a result of the Merger (and the exercise price for each share of Buyer Common Stock to be acquired upon exercise thereof shall be appropriately adjusted so that the aggregate exercise price payable upon exercise of all Warrants held by such holder shall not be modified as a result of the Merger). Each Warrant so assumed shall be subject to the same expiration date and other limitations as were applicable to such converted Warrant immediately prior to the Effective Time. Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Warrants described above. As soon as practicable following the date of this Agreement (and in any event prior to the Closing), the Company shall obtain any necessary consents of holders of Warrants in order to fully effect the provisions of this Section 2.5(i).

         2.6 ISSUANCE OF COMMON STOCK TO CCC. Concurrently with the Merger, in accordance with the provisions of that certain letter agreement dated as of January 31, 2000, between CCC Information Services Group, Inc. ("CCC") and the Company, Buyer will issue shares of Buyer Common Stock to CCC in an amount equal to the number of shares of Buyer Common Stock CCC would be entitled to receive if it held only fifty thousand (50,000) shares of Common Stock immediately prior to the Merger in full consideration for the cancellation of the CCC Option (as defined in such letter agreement).

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              In order to induce Buyer and Merger Sub to enter into this Agreement, the Company represents and warrants to Buyer and Merger Sub as follows:

         3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

              (a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted.

              (b) Schedule 3.1(b) sets forth a list of all subsidiaries of the Company and their respective jurisdictions of organization. Except as listed in
Schedule 3.1(b), the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

              (c) Except as set forth in Schedule 3.1(c), each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

              (d) The Company has heretofore delivered or made available to Buyer and Merger Sub accurate and complete copies of the articles and certificates of incorporation and bylaws, as currently in effect, of the Company and each of its subsidiaries.

              (e) The Company has heretofore delivered or made available to Buyer and Merger Sub accurate and complete copies of the corporate minutebooks and stock records of the Company and each of its subsidiaries. The corporate minute books of the Company and each of its subsidiaries contain accurate and complete records of all meetings and corporate actions taken by written consent of the Company's and each of its subsidiaries' respective boards of directors and shareholders.

         3.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.

              (a) The Company's authorized capital stock consists of 10,000,000 shares of Common Stock and 7,000,000 shares of Preferred Stock, consisting of 167,399 shares designated as Series A Preferred Stock, 705,089 shares designated as Series B Preferred Stock, 145,414 shares designated as Series C Preferred Stock, 320,203 shares designated as Series D Preferred Stock, 100 shares designated as Series E Preferred Stock and 426,856 shares designated as Series F Preferred Stock.

              (b) As of the date hereof, the Company has 1,122,862 shares of Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and none of which was issued in violation of the Securities Act or any state securities or other Law or in violation of any preemptive rights. The Company holds no issued shares of Common Stock in treasury. No Common Stock is held by any subsidiary. Any additional shares of Common Stock issued prior to the Effective Time as a result of the exercise of any Company Stock Options or Warrants, or as a result of the conversion of any Preferred Stock will be, as of the date of any such issuance, duly authorized, validly issued, fully paid and nonassessable, and none of such additional shares of Common Stock will have been issued in violation of the Securities Act or any state securities or other Law or in violation of any preemptive rights.

              (c) As of the date hereof, the Company has 1,615,112 shares of Preferred Stock issued and outstanding, consisting of 119,475 shares of Series A Preferred Stock, 603,164 shares of Series B Preferred Stock, 145,414 shares of Series C Preferred Stock, 320,203 shares of Series D Preferred Stock and 426,856 shares of Series F Preferred Stock, all of which are duly authorized, validly issued, fully paid and nonassessable, and none of which was issued in violation of the Securities Act or any state securities or other Law or in violation of any preemptive rights. The Company holds no issued shares of Preferred Stock in treasury (including through any subsidiary).

              (d) As of the date hereof, there are outstanding Company Stock Options to purchase a total of 414,340 shares of Common Stock as listed on
Schedule 3.2(d). Schedule 3.2(d) correctly sets forth with respect to each Option, the name of the holder thereof, the number of underlying shares, the date of grant, the applicable vesting schedule and the exercise price thereunder.

              (e) As of the date hereof, there are outstanding Warrants to purchase a total of 450,350 shares of Common Stock, 47,924 shares of Series A Preferred Stock and 101,925 shares of Series B Preferred Stock, each as listed on Schedule 3.2(e). Schedule 3.2(e) correctly sets forth with respect to each Warrant, the name of the holder thereof, the number and type of underlying shares, the date of grant and the exercise price thereunder.

              (f) Except as set forth in Sections 3.2(b) and 3.2(c) and on
Schedule 3.2(f), there are no outstanding shares of capital stock or other equity securities of the Company nor are there any equity equivalents, interests in the ownership or earnings of the Company or other similar rights (including stock appreciation rights). Except as disclosed on Schedule 3.2(d), Schedule 3.2(e) and Schedule 3.1(f), there are no securities of the Company convertible into or exchangeable for shares of capital stock or other equity securities of the Company or options, warrants, calls, puts, subscription rights, conversion rights or other contracts to which the Company is party or by which the Company is bound providing for the Company's issuance of any Preferred Stock or Common Stock or any other equity securities.

              (g) Except as set forth on Schedule 3.2(g) and except for the (i) Company Investment Agreement, (ii) Co-Sale Agreement and (ii) voting provisions under Article Three of the Company's Articles of Incorporation, there are no shareholders agreements, buy-sell agreements, voting trusts or other contracts to which the Company is a party or by which it is bound relating to the voting or disposition of any shares of Preferred Stock or Common Stock or creating any obligation of the Company to repurchases, redeem or otherwise acquire or retire any shares of Preferred Stock, Common Stock, Company Stock Options or any Warrant.

              (h) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of
Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

         3.3 AUTHORITY, CORPORATE ACTION.

              (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

              (b) The Board of Directors of the Company (the "Company Board") has, by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved to recommend that the shareholders of Company approve and adopt the Plan of Merger. The Company Board has directed that this Agreement and the Plan of Merger be submitted to the shareholders of Company for their approval. The affirmative approval of (i) a majority of the holders of Common Stock, the holders of Series A Preferred Stock, the holders of the Series B Preferred Stock, and the holders of the Series F Preferred Stock (voting as a single class on an as-converted basis), (ii) the majority of the holders of each series of all series of Preferred Stock, each voting together as a separate class, and (iii) a majority of the holders of the Series C Preferred Stock, voting together as a separate class (the "Shareholder Approval"), are the only votes of the holders of any class or series of capital stock of Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the Shareholder Approval). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         3.4 FINANCIAL STATEMENTS. The Company has delivered copies of the Company Financial Statements to Buyer and Merger Sub. The Company Financial Statements fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since June 30, 1999, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         3.5 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.5, as of June 30, 1999, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         3.6 ABSENCE OF CHANGES. Except as set forth on Schedule 3.6, since September 30, 1999, the Company and its subsidiaries have conducted their business in the Ordinary Course of Business and there has not been:

              (a) any event, occurrence or development which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

              (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any Company securities;

              (c) any amendment of any term of any outstanding security of the Company or any of its subsidiaries that would materially increase the obligations of the Company or any such subsidiary under such security;

              (d) (i) any incurrence or assumption by the Company or any of its subsidiaries of any indebtedness for borrowed money (other than purchase money indebtedness incurred in the ordinary course of business consistent with past practice), or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any of its subsidiaries for the obligations of any other person (other than any wholly-owned subsidiary of the Company);

              (e) any creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset of the Company or any of its subsidiaries;

              (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any of its subsidiaries other than
(i) loans, advances or capital contributions to or investments in wholly-owned subsidiaries of the Company or (ii) loans or advances to employees of the Company or any of its subsidiaries made in the Ordinary Course of Business;

              (g) (i) any contract or agreement entered into by the Company or any of its subsidiaries on or relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any of its subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

              (h) any material change in any method of accounting or accounting principles or practice by the Company or any of its subsidiaries, except for any such change required by reason of a change in GAAP; or

              (i) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its subsidiaries; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of the Company or any of its subsidiaries in the Ordinary Course of Business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices.

         3.7 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filing and recordation of the Articles of Merger as required by the Act, any consents, filings or approvals as may be required under the HSR Act and as otherwise set forth in Schedule 3.7, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Except as set forth in Schedule 3.7, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

         3.8 NO DEFAULT. Neither the Company nor any of its subsidiaries is in violation of any term of (i) its articles or certificate of incorporation, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("Law") applicable to the Company, its subsidiaries or any of their respective properties or assets, except for any such violation referred to in clause (i),
(ii) or (iii) above (A) that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (B) that does or would reasonably be expected to prevent or materially delay the performance of this Agreement by the Company.

         3.9 REAL PROPERTY.

              (a) There is no real property owned in fee by the Company or any of its subsidiaries.

              (b) Schedule 3.9(b) sets forth all leases, subleases and other agreements (the "Real Property Leases") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore delivered or made available to Buyer true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens.

              (c) No party to any such Real Property Leases has given notice to Company or any of its subsidiaries of or made a claim against Company or any of its subsidiaries with respect to any material breach or default thereunder.

         3.10 LITIGATION. Except as set forth on Schedule 3.10, there is no material suit, claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets. Except as set forth on Schedule 3.10, none of the Company or any of its subsidiaries is subject to any outstanding material order, writ, injunction or decree.

         3.11 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). Schedule 3.11 sets forth a listing of (i) all Company Permits or licenses that have been granted by any insurance regulatory authority and (ii) all Company Permits or licenses for which any application has been made to any insurance regulatory authority but which have not yet been issued or granted (together with a description of when such application was made and the status of such application). The Company and each of its subsidiaries are in material compliance with the terms of the Company Permits. The businesses of the Company and each of its subsidiaries are being conducted, in all material respects in compliance with all Laws applicable to the Company or any of its subsidiaries. To the Company's Knowledge, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened, nor, to the Company's Knowledge, has any Governmental Entity indicated an intention to conduct the same.

         3.12 EMPLOYEE PLANS.

              (a) Schedule 3.12(a) sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay and scholarship programs, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributed or is obligated to contribute thereunder for current or former employees of the Company and any of its subsidiaries (the "Company Employees") (the "Company Plans"). Neither the Company, any of its subsidiaries nor any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has ever contributed or been obligated to contribute to an "employee benefit plan" subject to Title IV of ERISA, a multiemployer plan, as defined in
Section 3(37) of ERISA, or an "employee benefit plan" subject to Sections 4063 or 4064 of ERISA. None of the Company Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

              (b) True, correct and complete copies of the following documents, with respect to each of the Company Plans, have been made available or delivered to Buyer by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) written communications to employees relating to the Company Plans; and (vi) written descriptions of all non-written agreements relating to the Company Plans.

              (c) The Company Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company, its subsidiaries nor any "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Seller Plan.

              (d) The Company Plans intended to qualify under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Company Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

              (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof

(including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date.

              (f) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Company Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company have knowledge of facts which could form the basis for any such claim or lawsuit.

              (g) All amendments and actions required to bring the Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

              (h) Except as set forth on Schedule 3.12(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other actions or events) will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Seller Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

         3.13 LABOR MATTERS. None of the Company Employees is represented in his or her capacity as an employee of the Company or any of its subsidiaries by any labor organization, nor is there any union organization activity involving any of the Company Employees, pending or threatened, nor has there ever been union representation involving any of the Company Employees. There is no picketing, strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Company Employees, pending or, to the Company's Knowledge, threatened. There are no complaints, charges or claims against the Company or any of its subsidiaries pending or, to the Company's Knowledge, threatened which could be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its subsidiaries, of any individual. The Company and its subsidiaries are in compliance in all material respects with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company or its subsidiaries within the six (6) months prior to Closing.

         3.14 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 3.14:

              (a) Each of the Company and its subsidiaries is, and has been at all times, in compliance in all material respects with all applicable Environmental Laws and Occupational Safety and Health Laws, and the Company is not aware of any facts, circumstances or conditions which would prevent material compliance in the future, except for where the failure to have been or to be in such compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

              (b) Neither the Company nor any other Person for whose conduct the Company or any of its subsidiaries may be held responsible has received, and to the Company's Knowledge, there is no basis to expect the Company, any of its subsidiaries, or any other Person for whose conduct the Company may be held responsible to receive, any Notice from any Governmental Entity, any private citizen acting in the public interest, the current or prior owner or operator of any current or former facility, or any other Person, of (i) any actual or potential violation or failure to comply with any of the Environmental Laws or
(ii) any actual or potential Cleanup Liability or other environmental liability, except for where such Notice has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

              (c) To the Company's Knowledge, neither the Company, any of its subsidiaries, nor any other Person for whose conduct the Company or any of its subsidiaries may be held responsible has any Cleanup Liability or other environmental liability in respect of any current or former facility of the Company or any of its subsidiaries, any property adjoining any current or former facility, or any assets used or useful in the conduct of the business, and no such current or, to the Company's Knowledge, former facility of the Company or any of its subsidiaries contains or contained (i) any underground storage tanks,
(ii) any landfills, dumps or surface impoundments, (iii) any asbestos-containing materials, or (iv) any polychlorinated biphenyls, except for such responsibility or containment which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

              (d) Except for Hazardous Materials stored or used in the Ordinary Course of Business and in compliance in all material respects with all applicable Environmental Laws, there are no Hazardous Materials at any facility of the Company or any of its subsidiaries (whether or not in storage tanks or other containers). To the Company's Knowledge, except for Hazardous Activities conducted in the Ordinary Course of Business and in compliance in all material respects with all applicable Environmental Laws, neither the Company, any of its subsidiaries, nor any other Person for whose conduct the Company may be held responsible has permitted or conducted any Hazardous Activity at any current or former facility of the Company or any of its subsidiaries.

              (e) To the Company's Knowledge, there has been no Release or threatened Release by the Company or any of its subsidiaries or any other Person of any Hazardous Materials at or from any current or former facility of the Company or any of its subsidiaries, or any property adjoining any such current or former facility.

None of the exceptions on Schedule 3.14 are reasonably likely to result in the Company or any of its subsidiaries incurring costs and liabilities which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available copies to Buyer and Subsidiary of all reports, studies, analyses, tests, monitoring or indemnification agreements possessed or initiated by the Company or any of its subsidiaries relating to Hazardous Materials or Hazardous Activities at any current or former facility of the Company or any of its subsidiaries, or compliance by the Company, or any other Person for whose conduct the Company may be held responsible, with applicable Environmental Laws.

         3.15 TAX MATTERS. Except as set forth on Schedule 3.15:

              (a) The Company and each of its subsidiaries has properly prepared and duly and timely filed or had filed on its behalf, after giving effect to any applicable extensions, all Tax Returns required to be filed by it. All such Tax Returns are true, complete and correct in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all Taxes due with respect to such Tax Returns.

              (b) No deficiencies for any Taxes have been proposed, asserted or assessed by any taxing authority against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries. No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes is pending. No power of attorney with respect to any Taxes has been executed or filed with any taxing authority which power of attorney is currently in force. Neither the Company nor any of its subsidiaries has executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law or requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

              (c) No liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due.

              (d) None of the Company or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes pursuant to which it will have any obligation to make any payment after the Closing Date.

              (e) None of the Company or any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

              (f) There are no employment, severance or termination agreements, or other compensation arrangements covering any person that, individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code. There are no employment, severance or termination agreements, or other compensation arrangements which provide for any reimbursement of Taxes payable by reason of the receipt of any payment under such agreements or arrangements.

              (g) The Company and its subsidiaries have withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

              (h) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

              (i) Neither the Company nor any of its subsidiaries has (i) agreed to or is required to make any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law, or (ii) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

              (j) To the Company's Knowledge, no claim has been made by a taxing authority in a jurisdiction where Company or any of its subsidiaries does not file Tax Returns to the effect that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction.

For purposes of this Agreement, "Tax" or "Taxes" shall mean all federal, state, local or foreign Taxes, assessments, duties, levies or similar charges of any kind, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign). "Tax Return" shall mean any report, return, document, declaration, claim for refund or any other information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

         3.16 MATERIAL CONTRACTS.

              (a) Schedule 3.16 sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available to Buyer true, correct and complete copies of all written or oral contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) in existence as of the date hereof to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole ("Material Contracts"), including, without limitation, all of the following:

                   (i) employment, severance, product design or development, personal services, consulting, noncompetition or indemnification contracts (provided, that a customer contract entered into in the Ordinary Course of Business need not be listed on such schedule merely because it contains standard indemnification provisions);

                   (ii) contracts granting a right of first refusal or first negotiation;

                   (iii) partnership or joint venture agreements;

                   (iv) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise);

                   (v) contracts or agreements with any Governmental Entity;

                   (vi) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred;

                   (vii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business;

                   (viii) any contracts or agreements that would be required to be filed as exhibits to a Form 10-K filed by the Company with the SEC if the Company were required to file reports under the Exchange Act;

                   (ix) agreements with customers providing for revenue to the Company or any of its subsidiaries in excess of $50,000 in any year;

                   (x) agreements that provide for total payments to or from the Company or any of its subsidiaries that are likely to exceed $100,000;

                   (xi) agreements under which the Company or any of its subsidiaries leases any tangible personal property and which provide for lease payments in any year in excess of $50,000; and

                   (xii) any commitments and agreements to enter into any of the foregoing.

              (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles) and is in full force and effect. There is no default under any Material Contract so listed either by the Company or, to the Company's Knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's Knowledge, any other party thereto.

              (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any material breach or default thereunder.

         3.17 INSURANCE. The Company and each of its subsidiaries have insurance policies in full force and effect in scope and coverage consistent with customary industry practice and as are sufficient for material compliance with all requirements of Law and of all contracts to which the Company or any of its subsidiaries is a party or by which it is bound. The Company has heretofore delivered or made available to Buyer and Merger Sub accurate and complete copies of all insurance policies held by the Company and each of its subsidiaries.

         3.18 CUSTOMERS. To the Company's Knowledge, as of the date hereof, neither the Company nor any of its subsidiaries has been notified by any current material customer of such customer's intention to terminate or materially curtail its relationship with the Company or such subsidiary.

         3.19 INTELLECTUAL PROPERTY.

              (a) Schedule 3.19(a) lists (i) all patents and patent applications and all registered and unregistered trademarks, service marks and trade names, domain names and registered copyrights included in the Intellectual Property Rights of the Company or any of its subsidiaries, including the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which any application for such issuance or registration has been filed, (ii) all licenses, sublicenses and other agreements to which the Company or any of its subsidiaries is a party and pursuant to which any person or entity is authorized to use any Intellectual Property or Intellectual Property Right of the Company (other than (A) "shrink-wrap" and similar widely available commercial end-user licenses and (B) other end-user licenses and related agreements with respect to the Company's products and its subsidiaries' products that have been entered into by the Company or its respective subsidiary in the Ordinary Course of Business), (iii) all licenses, sublicenses and other agreements to which the Company or any of its subsidiaries is a party and pursuant to which the Company or any of its subsidiaries is authorized to use any third party Intellectual Property or Intellectual Property Rights ("Third Party Intellectual Property Rights") that are incorporated in, are, form a part of, used in the manufacture or provision of or used in connection with any product or service of the Company or any of its subsidiaries (other than (A) "shrink-wrap" and similar widely available commercial end-user licenses and (B) other end-user licenses and related agreements with respect to the Company's products and its subsidiaries' products that have been entered into by the Company or its respective subsidiary in the Ordinary Course of Business) and (iv) any proceedings or actions before any court, tribunal (including, without limitation, the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Intellectual Property of the Company.

              (b) The Company and all of its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all Intellectual Property, including, without limitation, all Registered Intellectual Property, listed in Schedule 3.19(b) free and clear of any Liens or other encumbrances (other than the terms of any applicable licenses).

              (c) To the extent that any Intellectual Property has been developed or created, discovered, conceived or reduced to practice independently or jointly by any person or entity for and on behalf of the Company or any of its subsidiaries, the Company or the respective subsidiary has a written agreement with such person or entity with respect thereto whereby the Company or the respective subsidiary has obtained ownership of all such Intellectual Property and all related Intellectual Property Rights by operation of law or by valid assignment.

              (d) Except as set forth on Schedule 3.19(d), neither the Company nor any of its subsidiaries have transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Intellectual Property of the Company to any person or entity.

              (e) Except as set forth on Schedule 3.19(e), neither the Company nor any of its subsidiaries have licensed any of Intellectual Property of the Company in source code form to any party.

              (f) Neither the Company nor any of its subsidiaries is not, nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to any Intellectual Property of the Company or Third Party Intellectual Property Rights.

              (g) Except as set forth on Schedule 3.19(g), the Intellectual Property of the Company constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company and its subsidiaries as it currently is conducted, including, without limitation, the design, development, manufacture, use, import, marketing, sale, distribution and provision of products, technology and services (including, without limitation, products, technology or services currently under development).

              (h) Except as set forth in Schedule 3.19(h), no third party who has licensed Intellectual Property or Intellectual Property Rights to the Company or any of its subsidiaries has any ownership rights or license rights to any improvements made by or for the Company or any of its subsidiaries to such Intellectual Property or Intellectual Property Rights.

              (i) Other than (i) "shrink-wrap" and similar widely available commercial end-user licenses and (ii) other end-user licenses and related agreements with respect to the Company's products or its subsidiaries' products that have been entered into by the Company or any of its subsidiaries in the Ordinary Course of Business), Schedule 3.19(i) lists all contracts, licenses and agreements between the Company or any of its subsidiaries and any person or entity whereby the Company or any of its subsidiaries have agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, defend, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or any of its subsidiaries or such person or entity of any Intellectual Property Rights of any person or entity other than the Company or any of its subsidiaries.

              (j) The operation of the business of the Company and its subsidiaries as it currently is conducted by the Company, including, but not limited to, the design, development, use, import, manufacture, market, sale, distribution and provision of the products, technology or services (including, without limitation, products, technology or services currently under development) does not infringe or misappropriate the Intellectual Property Rights of any person or entity, violate the rights of any person or entity (including, without limitation, rights to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction. Neither the Company nor any of its subsidiaries have been sued in any suit, action or proceeding, received written notice from any person or entity claiming that any operation or any act, product, technology or service (including, without limitation, products, technology or services currently under development) of the Company or any of its subsidiaries infringes or is a misappropriation of the Intellectual Property Rights of any person or entity or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor).

              (k) Except as set forth on Schedule 3.19(k), neither the Company nor any of its subsidiaries brought any action, suit or proceeding or asserted any claim against any person or entity for infringement of any Intellectual Property or breach of any license or agreement involving Intellectual Property.

              (l) No Intellectual Property of the Company or any of its subsidiaries, or product or service of the Company or any of its subsidiaries, is subject to any proceeding or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any of its subsidiaries, or affects the validity, use or enforceability of any Intellectual Property of the Company.

              (m) To the best of the Company's Knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of Intellectual Property of the Company, or of any Intellectual Property Right of any person or entity to the extent licensed by or through the Company or any of its subsidiaries, by any person or entity, including, without limitation, any employee or former employee of the Company or any of its subsidiaries.

              (n) All Registered Intellectual Property Rights are valid and subsisting, and all necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof in connection with such Registered Intellectual Property Rights have been timely paid and all necessary documents and certificates in connection with such Registered Intellectual Property Rights have been timely filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights.

              (o) In each case in which the Company or any of its subsidiaries has acquired from any person or entity (including, without limitation, all consultants and employees) who contributed to the creation or development of such Intellectual Property or Intellectual Property Rights that the Company or any of its subsidiaries do not already own by operation of law, the Company or its respective subsidiary has secured a valid and enforceable assignment sufficient to irrevocably transfer all rights, title and interest in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or its respective subsidiary, except as provided otherwise by law.

              (p) There are no contracts, licenses or agreements between the Company or any of its subsidiaries and any other person or entity with respect to Intellectual Property of the Company under which there is currently any material dispute regarding the scope of such agreement or performance under such agreement (including, without limitation, with respect to any payments to be made or received by the Company or any of its subsidiaries thereunder).

              (q) The Company and each of its subsidiaries has taken all reasonable steps that are required to protect the Company's rights and its subsidiaries' rights in confidential information and trade secrets of the Company or any of its subsidiaries, or provided by any other person or entity to the Company or any of its subsidiaries. Without limiting the foregoing, the Company and each of its subsidiaries have, and enforces, a policy requiring each of its employees, consultants and contractors to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company and each of its subsidiaries have executed such agreements substantially in the Company's standard form.

         3.20 YEAR 2000. All of the Company's products or its subsidiaries' products that contain or use a calendar function (including, without limitation, any function indexed to a CPU clock and any function providing specific dates or days or calculating spans of dates or days) and records, stores, processes, provides, and where appropriate, inserts true and accurate calendar dates and calculation for all such dates and spans will (i) not produce errors in the calculation or processing of date data related to the year change from 1999 to 2000 (collectively, "Year 2000 Compliant"), and (ii) lose no internal functionality with respect to the introduction of records or data containing dates falling on or after January 1, 2000. The Company and each of its subsidiaries have taken reasonable steps to confirm that all of the Company's Information Technology (as defined below) is Year 2000 Compliant and will not cause an interruption in the ongoing operations of the Company's business or its subsidiaries' business on or after January 1, 2000. Except as set forth on
Schedule 3.20, neither the Company nor any of its subsidiaries have given any assurances, warranties or indemnities nor undertaken any obligation with respect to products or technology sold or licensed by the Company or any of its subsidiaries being Year 2000 Compliant. For purposes of the foregoing, the term "Company's Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, embedded systems and other systems, components and/or services that are owned or used by the Company and each of its subsidiaries in the conduct of its business, or purchased by the Company or any of its subsidiaries from third party suppliers.

         3.21 TERMINATION AGREEMENT. The Termination Agreement has been executed and delivered by all requisite Persons in order to cause each of the Co-Sale Agreement, the Company Investment Agreement and the Company Registration Rights Agreement, automatically as of the Effective Time without any further action necessary on the part of any Person, to terminate in their entirety and be of no further force and effect.

         3.22 COMPANY AFFILIATE AGREEMENTS. The Company Affiliate Agreements have been executed and delivered by all Persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act.

         3.23 ACCOUNTS RECEIVABLE. The accounts receivable of the Company and its subsidiaries represent valid obligations and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions made in the Ordinary Course of Business and, to the Company's Knowledge, are not subject to valid defenses (other than defenses that arise in the Ordinary Course of Business for customer contracts and which are not material in amount), set-off or counterclaims.

         3.24 BROKERS. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated, a true and correct copy of whose engagement agreement has been provided to Buyer) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

         3.25 OPINION OF FINANCIAL ADVISOR. Morgan Stanley & Co. Incorporated has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the Shareholders from a financial point of view.

         3.26 TAKEOVER STATUTE; DISSENTERS' RIGHTS. Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby (the "Covered Transactions") are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws and regulations of any state (collectively, "Takeover Statutes"), or any antitakeover provision in Company's articles of incorporation and bylaws.

         3.27 HSR MATTERS. The Company is its own "ultimate parent entity" as defined in the HSR Act. The Company does not have "total assets" or "annual net sales" (as such terms are used for purposes of 15 U.S.C. Section 18(a)) of $100,000,000 or more.

         3.28 DISCLOSURE. No representation or warranty by the Company and its subsidiaries contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements in such representation or warranty not misleading.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

             In order to induce the Company to enter into this Agreement, Buyer and Merger Sub represent and warrant to the Company as follows:

         4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Buyer and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Buyer to be conducted.

         4.2 CAPITALIZATION OF BUYER AND ITS SUBSIDIARIES.

              (a) Buyer's authorized capital stock consists of 64,000,000 shares of Buyer Common Stock and 15,000,000 shares of preferred stock, $.001 par value per share ("Buyer Preferred Stock"), consisting of 5,000,000 shares designated as Series A Preferred Stock, 1,718,181 shares designated as Series B Preferred Stock, 4,413,169 shares designated as Series C Preferred Stock and 3,442,808 shares designated as Series D Preferred Stock.

              (b) As of the date hereof, Buyer has 17,008,692 shares of Buyer Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and none of which was issued in violation of the Securities Act or any state securities or other Law or in violation of or subject to any preemptive rights. Buyer holds no issued shares of Buyer Common Stock in treasury (including through any subsidiary). No Buyer Common Stock is held by any subsidiary.

              (c) As of the date hereof, Buyer has 13,613,986 shares of Buyer Preferred Stock issued and outstanding, consisting of 5,000,000 shares of Series A Preferred Stock, 1,718,181 shares of Series B Preferred Stock, 3,797,785 shares of Series C Preferred Stock and 3,098,020 shares of Series D Preferred Stock, all of which are duly authorized, validly issued, fully paid and nonassessable, and none of which was issued in violation of the Securities Act or any state securities or other Law or in violation of or subject to any preemptive rights. Buyer holds no issued shares of Preferred Stock in treasury (including through any subsidiary).

              (d) As of the date hereof, there are outstanding options to purchase a total of 12,052,350 shares of Buyer Common Stock.

              (e) Except as set forth in Sections 4.2(b) and 4.2(c), as of the date hereof, there are no outstanding shares of capital stock or other equity securities of Buyer nor are there any equity equivalents, interests in the ownership or earnings of Buyer or other similar rights (including stock appreciation rights). Except as set forth in Section 4.2(d), and except for (i) any rights that any person may have to buy shares of Buyer Common Stock at or following the time of Buyer's initial public offering at the initial public offering price and (ii) 50,000 shares of Buyer Common Stock issuable to former stockholders of Blaise Software, Inc. in connection with the acquisition of such entity by Buyer on June 7, 1999, as of the date hereof, there are no securities of Buyer convertible into or exchangeable for shares of capital stock or other equity securities of Buyer or options, warrants, calls, puts, subscription rights, conversion rights or other contracts to which Buyer is party or by which Buyer is bound providing for Buyer's issuance of any Buyer Preferred Stock or Buyer Common Stock or any other equity securities.

              (f) Except for the (i) Old Buyer Investor Rights Agreement, (ii) Old Buyer Stockholders Agreement, and (iii) voting provisions under Article Four of Buyer's Restated Certificate of Incorporation, there are no shareholders agreements, buy-sell agreements, voting trusts or other contracts to which Buyer is a party or by which it is bound relating to the voting or disposition of any Buyer Common Stock or creating any obligation of Buyer to repurchases, redeem or otherwise acquire or retire any shares of Buyer Common Stock or any options to acquire Buyer Common Stock.

              (g) Except for the issued and outstanding capital stock of Merger Sub (all of which are owned beneficially and of record by Buyer), Buyer does not own any shares of capital stock of or other equity interest in any corporation or other Person.

         4.3 AUTHORITY, CORPORATE ACTION.

              (a) Buyer and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

              (b) The Board of Directors of Buyer (the "Buyer Board") and the Board of Directors of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by such Boards of Directors for the consummation of the transactions, including the Merger, contemplated hereby. The Board of Directors of Merger Sub has recommended that the sole shareholder of Merger Sub approve and adopt this Agreement and the Plan of Merger, and such sole shareholder has validly approved the Plan of Merger in accordance with the applicable provisions of the Act. No other corporate proceedings on the part of Buyer or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and Merger Sub and constitutes a valid, legal and binding agreement of Buyer and Merger Sub, enforceable against each of them in accordance with its terms.

         4.4 FINANCIAL STATEMENTS. Buyer has delivered copies of the Buyer Financial Statements to the Company. The Buyer Financial Statements fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and, in the case of unaudited year-end financial statements, to normal audit adjustments). Since December 31, 1999, there has not been any change, or any application or request for any change, by Buyer or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         4.5 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.5, as of December 31, 1999, none of Buyer or any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which have had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         4.6 ABSENCE OF CHANGES. Except as set forth on Schedule 4.6, since December 31, 1999, Buyer and each of its subsidiaries have conducted their business in the Ordinary Course of Business and there has not been:

              (a) any event, occurrence or development which has had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect;

              (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Buyer, or any repurchase, redemption or other acquisition by Buyer or any subsidiary of any Buyer securities (other than for repurchases by Buyer from departing employees made in the Ordinary Course of Business);

              (c) any amendment of any term of any outstanding security of Buyer or any subsidiary that would materially increase the obligations of Buyer or such subsidiary under such security;

              (d) any material change in any method of accounting or accounting principles or practice by Buyer or any subsidiary, except for any such change required by reason of a change in GAAP;

              (e) any material incurrence of indebtedness by Buyer or its subsidiaries other than in the Ordinary Course of Business;

              (f) any modification, amendment, assignment, termination or relinquishment by Buyer or any of its subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) material to Buyer and its subsidiaries taken as a whole that does or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect; or

              (g) any material acquisition (other than in which Buyer issues or will isue securities of Buyer that do not exceed the limitations set forth in
Section 5.2) or disposition of any assets or business by Buyer or any of its subsidiaries other than in the Ordinary Course of Business.

         4.7 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filing and recordation of the Articles of Merger as required by the Act and any consents, filings or approvals as may be required under the HSR Act or required in connection with any permits or licenses of Company and its subsidiaries, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Buyer or Merger Sub of this Agreement or the consummation by Buyer or Merger Sub of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Buyer or Merger Sub nor the consummation by Buyer or Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of Buyer or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to Buyer or any of its subsidiaries or any of their respective properties or assets.

         4.8 NO DEFAULT. Neither Buyer nor any of its subsidiaries is in violation of any term of (i) its articles or certificate of incorporation, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any Law applicable to Buyer, its subsidiaries or any of their respective properties or assets, except for any such violation referred to in clause (i), (ii) or (iii) above (A) that has had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect or (B) that does or would reasonably be expected to prevent or materially delay the performance of this Agreement by Buyer or Merger Sub.

         4.9 LITIGATION. Except as set forth on Schedule 4.9, there is no suit, claim, action, proceeding or investigation pending or, to Buyer's Knowledge, threatened against Buyer or any


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

of its subsidiaries or any of their respective properties or assets which has had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. None of Buyer or its subsidiaries is subject to any outstanding material order, writ, injunction or decree.

         4.10 COMPLIANCE WITH APPLICABLE LAW. Buyer and each of its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses and Buyer and each of its subsidiaries are in material compliance with the terms of such permits, except for any of the foregoing the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Schedule 4.10 sets forth a listing of (i) all of Buyer's permits or licenses that have been granted by any insurance regulatory authority and (ii) all of Buyer's permits or licenses for which any application has been made to any insurance regulatory authority but which have not yet been issued or granted (together with a description of when such application was made and the status of such application). The businesses of Buyer and its subsidiaries are being conducted, in all material respects in compliance with all Laws applicable to Buyer or its subsidiaries, except for where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. To Buyer's Knowledge, no investigation or review by any Governmental Entity with respect to Buyer or its subsidiaries is pending or threatened, nor, to Buyer's Knowledge, has any Governmental Entity indicated an intention to conduct the same, in any such case which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.11 EMPLOYEE PLANS.

              (a) Schedule 4.11(a) sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay and scholarship programs, maintained by Buyer or any of its subsidiaries or to which Buyer or any of its subsidiaries contributed or is obligated to contribute thereunder for current or former employees of Buyer and its subsidiaries (the "Buyer Plans"). Neither Buyer, any of its subsidiaries, nor any ERISA Affiliate has ever contributed or ever been obligated to contribute to an "employee benefit plan" subject to Title IV of ERISA, a "multiemployer plan", as defined in Section 3(37) of ERISA, or an "employee benefit plan" subject to Sections 4063 or 4064 of ERISA. None of the Buyer Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA.

              (b) The Buyer Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

              (c) The Buyer Plans intended to qualify under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the

Buyer Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

              (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Buyer Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date.

         4.12 LABOR MATTERS. None of the current or former employees of Buyer and any of its subsidiaries (the "Buyer Employees") is represented in his or her capacity as an employee of Buyer or any of its subsidiaries by any labor organization, nor is there any union organization activity involving any of the Buyer Employees, pending or threatened, nor has there ever been union representation involving any of the Buyer Employees. There is no picketing, strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Buyer Employees, pending or, to Buyer's Knowledge, threatened. Buyer and each of its subsidiaries are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to Buyer or its subsidiaries within the six (6) months prior to Closing.

         4.13 ENVIRONMENTAL MATTERS. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect:

              (a) Each of Buyer and its subsidiaries is, and has been at all times, in compliance in all material respects with all applicable Environmental Laws and Occupational Safety and Health Laws, and Buyer is not aware of any facts, circumstances or conditions which would prevent material compliance in the future.

              (b) Neither Buyer nor any other Person for whose conduct Buyer or any of its subsidiaries may be held responsible has received, and to Buyer's Knowledge, there is no basis to expect Buyer, any of its subsidiaries, or any other Person for whose conduct Buyer may be held responsible to receive, any Notice from any Governmental Entity, any private citizen acting in the public interest, the current or prior owner or operator of any current or former facility, or any other Person, of (i) any actual or potential violation or failure to comply with any of the Environmental Laws or (ii) any actual or potential Cleanup Liability or other environmental liability.

              (c) To Buyer's Knowledge, neither Buyer, any of its subsidiaries, nor any other Person for whose conduct Buyer or any of its subsidiaries may be held responsible has any Cleanup Liability or other environmental liability in respect of any current or former facility of

Buyer or any of its subsidiaries, any property adjoining any current or former facility, or any assets used or useful in the conduct of the business, and no such current or, to Buyer's Knowledge, former facility of Buyer or any of its subsidiaries contains or contained (i) any underground storage tanks, (ii) any landfills, dumps or surface impoundments, (iii) any asbestos-containing materials, or (iv) any polychlorinated biphenyls.

              (d) Except for Hazardous Materials stored or used in the Ordinary Course of Business and in compliance in all material respects with all applicable Environmental Laws, there are no Hazardous Materials at any facility of Buyer or any of its subsidiaries (whether or not in storage tanks or other containers). To Buyer's Knowledge, except for Hazardous Activities conducted in the Ordinary Course of Business and in compliance in all material respects with all applicable Environmental Laws, neither Buyer, any of its subsidiaries, nor any other Person for whose conduct Buyer may be held responsible has permitted or conducted any Hazardous Activity at any current or former facility of Buyer or any of its subsidiaries.

              (e) To Buyer's Knowledge, there has been no Release or threatened Release by Buyer or any of its subsidiaries or any other Person of any Hazardous Materials at or from any current or former facility of Buyer or any of its subsidiaries, or any property adjoining any such current or former facility.

         4.14 TAX MATTERS. Except as set forth on Schedule 4.14:

              (a) Each of Buyer and its subsidiaries has properly prepared and duly and timely filed or had filed on its behalf, after giving effect to any applicable extensions, all material Tax Returns required to be filed by it. All such Tax Returns are true, complete and correct in all material respects. Buyer and each of its subsidiaries have paid (or Buyer has paid on its subsidiaries' behalf) all Taxes shown due on such Tax Returns.

              (b) No material deficiencies for any Taxes have been proposed, asserted or assessed by any taxing authority against Buyer or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Buyer and each of its subsidiaries. No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes is pending. No power of attorney with respect to any Taxes has been executed or filed with any taxing authority which power of attorney is currently in force. Neither Buyer nor any of its subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law or requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

              (c) No liens for Taxes exist with respect to any material assets or properties of Buyer or any of its subsidiaries, except for statutory liens for Taxes not yet due.

              (d) Neither Buyer nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

              (e) Each of Buyer and its subsidiaries has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

              (f) As of the date hereof, no material audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Returns of Buyer or any of its subsidiaries and neither Buyer nor any of its subsidiaries has received a written notice of any pending material audit or proceeding.

         4.15 MATERIAL CONTRACTS. Each of Buyer's material contracts constitutes the valid and legally binding obligation of Buyer or any of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no default under any of Buyer's material contracts either by Buyer or, to Buyer's Knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Buyer or, to Buyer's Knowledge, any other party thereto.

         4.16 INTELLECTUAL PROPERTY.

              (a) Buyer owns, or is licensed or otherwise possesses legally enforceable rights to use all material Intellectual Property, including, without limitation, all Registered Intellectual Property used by Buyer in its business.

              (b) Buyer has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any material Intellectual Property or material Intellectual Property Rights that is or was Intellectual Property of Buyer to any person or entity.

              (c) Buyer has not (i) licensed any of Intellectual Property of the Company in source code form to any party or (ii) entered into any exclusive agreements relating to material Intellectual Property of Buyer with any person or entity.

              (d) Buyer is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to any Intellectual Property of Buyer or Third Party Intellectual Property Rights.

              (e) Except as has not had and would not reasonably be expected to have a Buyer Material Adverse Effect, the operation of the business of Buyer as it currently is conducted or currently is anticipated by Buyer, including, but not limited to, the design, development, use, import, manufacture, market, sale, distribution and provision of the products, technology or services (including, without limitation, products, technology or services currently under development) does not infringe or misappropriate the Intellectual Property Rights of any person or entity, violate the rights of any person or entity (including, without limitation, rights to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction. Except as has not had and would not reasonably be expected to have a Buyer Material Adverse

Effect, Buyer has not been sued in any suit, action or proceeding, received written notice from any person or entity claiming that any operation or any act, product, technology or service (including, without limitation, products, technology or services currently under development) of Buyer infringes or is a misappropriation of the Intellectual Property Rights of any person or entity or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is Buyer aware of any basis therefor).

              (f) No material Intellectual Property of Buyer or product or service of Buyer is subject to any proceeding or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Buyer or affects the validity, use or enforceability of any Intellectual Property of Buyer.

              (g) All material Registered Intellectual Property Rights are valid and subsisting, and all necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof in connection with such Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights.

              (h) There are no material contracts, licenses or agreements between Buyer and any other person or entity with respect to Intellectual Property of Buyer under which there is currently any dispute regarding the scope of such agreement or performance under such agreement (including, without limitation, with respect to any payments to be made or received by Buyer thereunder).

         4.17 YEAR 2000. Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, all of Buyer's products that contain or use a calendar function (including, without limitation, any function indexed to a CPU clock and any function providing specific dates or days or calculating spans of dates or days) and records, stores, processes, provides, and where appropriate, inserts true and accurate calendar dates and calculation for all such dates and spans will (i) not produce errors in the calculation or processing of date data related to the year change from 1999 to 2000 and (ii) lose no internal functionality with respect to the introduction of records or data containing dates falling on or after January 1, 2000. Buyer has taken reasonable steps to confirm that all of Buyer's Information Technology (as defined below) is Year 2000 Compliant and will not cause an interruption in the ongoing operations of Buyer's business on or after January 1, 2000. For purposes of the foregoing, the term "Buyer's Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, embedded systems and other systems, components and/or services that are owned or used by Buyer in the conduct of its business, or purchased by Buyer from third party suppliers.

         4.18 CUSTOMERS. Except as set forth on Schedule 4.18, to Buyer's Knowledge, as of the date hereof, Buyer has not been notified by any current material customer of such customer's intention to terminate or materially curtail its relationship with Buyer.

         4.19 BROKERS. Other than Goldman Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Buyer, Merger Sub or any of their affiliates.

         4.20 OBLIGATIONS TO RELATED PARTIES. There are no obligations of Buyer or Merger Sub to officers, directors, stockholders or employees of Buyer other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of Buyer and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Buyer Board). Buyer is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation other than wholly-owned subsidiaries of Buyer.

         4.21 REGISTRATION RIGHTS. Except pursuant to the Old Buyer Investor Rights Agreement, Buyer is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of Buyer's presently outstanding securities or any of its securities that may hereafter be issued.

         4.22 HSR MATTERS. Buyer is its own "ultimate parent entity" as defined in the HSR Act. To Buyer's Knowledge, as of the date hereof, Buyer does not have "total assets" or "annual net sales" (as such terms are used in 15 U.S.C.
Section 18(a)) of $100,000,000 or more.

         4.23 DISCLOSURE. No representation or warranty by Buyer and any of its subsidiaries contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements in such representation or warranty not misleading.

                                   ARTICLE 5

                             EVENTS PRIOR TO CLOSING

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the Ordinary Course of Business, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Buyer:

              (a) amend its articles of incorporation or bylaws (or other similar governing instrument);

              (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except (i) for the issuance of shares of Common Stock pursuant to the exercise of any outstanding Company Stock Option or Warrant, (ii) for the issuance of shares of Common Stock upon the conversion of outstanding shares of Preferred Stock, (iii) as specifically provided in Section 5.18 and (iv) as specifically set forth in that certain letter agreement dated as of January 31, 2000, between the Company and CCC;

              (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

              (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Plan of Merger);

              (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

              (f) (i) incur or assume any long-term or short-term debt or issue any debt securities or other indebtedness for borrowed money; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except for obligations of the wholly-owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned subsidiaries of the Company or customary loans or advances to employees in the Ordinary Course of Business and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or
(v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

              (g) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as set forth in Schedule 5.1(g), and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

              (h) acquire, sell, lease or dispose of any assets outside the Ordinary Course of Business or any assets which in the aggregate are material to the Company and any of its subsidiaries taken as a whole, enter into any commitment or transaction outside the Ordinary Course of Business or grant any exclusive distribution rights;

              (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

              (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the Ordinary Course of Business or as required by GAAP;

              (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the Ordinary Course of Business or amend in any material respect any of the Material Contracts or the agreements referred to in
Section 3.17; (iii) authorize any new capital expenditure or expenditures which, in the aggregate, are in excess of $100,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

              (l) make or revoke any Tax election, or settle or compromise any Tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

              (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against in, the Company Financial Statements and its subsidiaries or incurred in the Ordinary Course of Business or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

              (n) settle or compromise any pending or threatened suit, action or claim that is material or that relates to the transactions contemplated hereby;

              (o) take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code;

              (p) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Buyer) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

              (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of the representations or warranties of the Company contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

         5.2 CONDUCT OF BUSINESS OF BUYER. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Buyer will, and will cause each of its subsidiaries to, conduct its operations in the Ordinary Course of Business, with no less diligence and effort than would be applied in the absence of this Agreement. Notwithstanding the foregoing, nothing in this Section 5.2 shall prevent Buyer from (i) issuing any of its securities (A) as specifically provided in Section
5.18 or (B) in connection with any acquisitions which in the aggregate do not involve the issuance of more than 1,962,963 shares of Buyer Common Stock (or other securities of Buyer which may be converted into or exchanged for more than 1,962,963 shares of Buyer Common Stock) or (ii) taking any actions it deems necessary or appropriate in connection with the preparation of Buyer's initial public offering. Without limiting the foregoing, Buyer will not take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

         5.3 ACCESS TO INFORMATION. Pending Closing, each Party shall (i) give the other Party and its representatives (including counsel, financial advisors and accountants) access during normal business hours (but without unreasonable interference with operations) to the facilities of such Party and to such Party's books, records, ledgers, files, documents, correspondence, lists, reports, creative materials, advertising and promotional materials and other printed or written materials and (ii) make the officers and employees of such Party available for questioning. Each Party shall furnish the other Party and its representatives with all information and copies of all documents concerning such Party. Neither Party shall contact any of the other Party's customers without first notifying such other Party, and each Party hereby agrees to cooperate in arranging and participating in any such meetings with customers.

         5.4 BUYER DISCLOSURE MEMORANDUM. As promptly as practicable following the date of this Agreement, Buyer shall prepare and deliver to the Company's shareholders a private disclosure memorandum (the "Buyer Disclosure Memorandum") intended to meet the requirements of Rule 502(b) under the Securities Act; provided, however, that the delivery of the Buyer Disclosure Memorandum to any shareholder of the Company shall be conditioned upon the prior receipt by Buyer of a confidentiality agreement, in a form reasonably satisfactory to Buyer, duly executed by such shareholder. Promptly following any request by Buyer, the Company will furnish to Buyer any information regarding the Company reasonably requested by Buyer for inclusion in the Buyer Disclosure Memorandum or otherwise useful by Buyer in preparation of the Buyer Disclosure Memorandum. All such information provided by the Company to Buyer in accordance with this Section 5.4 shall be accurate and complete in all material respects as of the date of its delivery to Buyer. The Company shall immediately notify Buyer if, at any time subsequent to the delivery of such information but prior to the Shareholder Approval, any of such information shall no longer be accurate and complete in all material respects.

         5.5 PURCHASER REPRESENTATIVE. As promptly as practicable following the date of this Agreement, the Company shall use its reasonable best efforts to cause the Company's shareholders who are not "accredited investors" (as defined in Rule 501 under the Securities Act) to retain a "purchaser representative," within the meaning of Rule 501(h) under the Securities Act, to assist such shareholders in evaluating the merits and risks of their prospective investment in the Buyer Common Stock received in connection with the Merger.

         5.6 COMPANY SHAREHOLDER APPROVAL. The Company shall take all lawful action to (i) obtain the Shareholder Approval through the execution by each of its shareholders of a

Unanimous Written Consent of Shareholders approving this Agreement and the Plan of Merger ("Company Shareholder Consent") or (ii) cause a special meeting of its shareholders (the "Company Shareholder Meeting") to be duly called by the Company Board or the Company's shareholders for the purpose of voting on the approval and adoption of this Agreement and the Plan of Merger and solicit proxies from its shareholders to obtain the Shareholder Approval. Such actions shall include the preparation and delivery to shareholders of the Company of any disclosure materials that are necessary to be delivered to such shareholders in connection with obtaining the Shareholder Approval, the information in which materials will be accurate and complete in all material respects. Buyer shall be provided with the opportunity to review and comment on such materials prior to their distribution. The Company shall take the actions described in clause (i) or clause (ii) of the initial sentence of this Section 5.6 and the immediately preceding sentence as soon as practicable after the date of this Agreement; provided, however, that (a) no signature of any shareholder to the Unanimous Written Consent of Shareholders described in clause (i) of the immediately preceding sentence shall be obtained, and (b) the Company Shareholder Meeting shall not occur, as applicable, until the date that is five (5) business days following the date on which Buyer has delivered the Buyer Disclosure Memorandum to the Company's shareholders. In connection with taking the actions described in clause (i) or clause (ii) of the first sentence of this Section 5.6, the Company shall take all actions (including, but not limited to, the giving of proper notices of shareholder meetings, actions to be taken without shareholder meetings and dissenting shareholder rights) necessary or required under the Act and the Company's Articles of Incorporation and by-laws. The Company Board shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders and, except as expressly provided in Section 5.15, shall not withdraw, amend, or modify in a manner adverse to Buyer such recommendation.

         5.7 EXECUTION OF CERTAIN DOCUMENTS. The Company shall use its reasonable best efforts to cause each of its shareholders to execute and deliver, concurrently with the execution of the Company Shareholder Consent or concurrently with the Company Shareholder Meeting, as applicable, (i) an investor suitability questionnaire and representation letter (the "Shareholder Questionnaire") in a form supplied by Buyer (and reasonably satisfactory to the Company) and (ii) a counterpart signature page to each of the Buyer Investor Rights Agreement and the Buyer Stockholders Agreement.

         5.8 CERTAIN BUYER ACTIONS. Buyer shall use its reasonable best efforts to cause: (i) the amendment to Buyer's certificate of incorporation to increase the authorized number of shares of Buyer Common Stock to 80,500,000 (the "Buyer Charter Amendment") to be filed with the Secretary of State of the State of Delaware prior to or concurrently with the Closing; (ii) the Buyer Investor Rights Agreement to become effective upon the Effective Time (in complete replacement of the Old Buyer Investor Rights Agreement); and (iii) the Buyer Stockholders Agreement to become effective upon the Effective Time (in complete replacement of the Old Buyer Stockholders Agreement).

         5.9 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement and each

Party agrees not take any action to delay or prevent the Merger from being consummated later than March 30, 2000.

         5.10 OTHER FILINGS. As promptly as practicable after the date of this Agreement, Buyer and the Company, as applicable, shall use its reasonable best efforts to give each Notice, make each filing and obtain each Permit or other Consent listed on Schedule 3.7 or Schedule 4.7, if any. To the extent that the cooperation of any Party is necessary or, in the another Party's reasonable judgment, desirable, such Party shall reasonably cooperate in regard to all such Notices, filings, Permits and other Consents.

         5.11 NOTICE OF DEVELOPMENTS. Pending Closing, each Party shall promptly give Notice to the other of: (i) any fact or circumstance of which any Party becomes aware that causes or constitutes a material inaccuracy in or a material breach of any of such Party's representations and warranties in Article 3 or
Article 4, as applicable, on the date of this Agreement; (ii) any fact or circumstance of which any Party becomes aware that would cause or constitute a material inaccuracy in or a material breach of any of such Party's representations and warranties in Article 3 or Article 4, as applicable, if its representations and warranties were made on and as of the date of occurrence or discovery of the fact or circumstance; (iii) any breach of or default of any Party's obligations under this Article 5; or (iv) the occurrence of any event makes satisfaction of any of the conditions in Article 6 impossible or unlikely; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to any Party.

         5.12 PUBLIC ANNOUNCEMENTS. Each of Buyer, Merger Sub and the Company will consult with one another, and obtain the approval of the other Party, before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including the Merger, except as may be required by applicable Law.

         5.13 TAX-FREE REORGANIZATION TREATMENT. The Parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the Parties hereto shall use its reasonable best efforts to cause the Merger to so qualify.

         5.14 EMPLOYEE MATTERS. Buyer will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under the provisions of all Company Plans and employee arrangements, subject to Buyer's right to amend or terminate any such benefit plan or employee arrangement in accordance with its terms. After the Effective Time, the employees of the Company will be eligible to participate in the Company Plans or, if so determined by Buyer, the applicable Buyer Plans, as such plans (or any successor plans thereto) may be in effect from time to time, and at Buyer's sole discretion, will become employees of Buyer. Buyer agrees, or shall cause the Surviving Corporation to agree, to cause the applicable Company Plans (other than the Company's "Personal Time Off Benefits" policy) or Buyer Plans, as such plans (or any successor plans thereto) may be in effect from time to time, covering the Company Employees following the Effective Time to recognize all service with the Company or its affiliates prior to the Effective Time for the purpose of eligibility, participation, vesting and accrual of benefits; provided, however, that for calendar year 2000, a Company Employee's vacation entitlement shall be computed under the Company's "Personal Time Off Benefits" policy and for calendar years 2001 and thereafter, a Company Employee's vacation entitlement shall be computed under the applicable vacation program then in effect; and provided, further, however, that prior service shall not be recognized to the extent that such recognition would result in the duplication of benefits. Buyer agrees, or shall cause the Surviving Corporation to agree, that the applicable group health plan or plans covering the Company Employees and their eligible dependents following the Effective Time shall not contain any pre-existing condition limitation or exclusion applicable to their participation therein and shall give each Company Employee credit toward applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time during the 2000 calendar year. At Buyer's sole discretion, administrative functions, including but not limited to payroll processing, may be transferred to processors of Buyer's choosing.

         5.15 ACQUISITION PROPOSALS. The Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company shall notify Buyer of any Acquisition Proposal as promptly as practicable after its receipt thereof, and shall provide Buyer with a copy of any written Acquisition Proposal or amendments or supplements thereto. "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (w) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any portion of the assets or securities of the Company and/or its subsidiaries in a single transaction or series of related transactions (other than immaterial transfers of assets in the Ordinary Course of Business of the Company and other than any financings pursuant to Section 5.18). The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, its recommendation of the Merger unless the Company Board after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its duties to the Company's shareholders under applicable Law. No such withdrawal or modification shall be a basis for the Company to terminate this Agreement nor shall it in any way affect or diminish any of the Company's obligations under this Agreement (including, but not limited to, the Company's obligations under this Section 5.15 and the Company's obligations pursuant to
Section 5.6 to use its best efforts to obtain the requisite written consent of its shareholders for the Plan of Merger or to cause the Company Shareholder Meeting to be held for the purpose of voting on the approval and adoption of the Plan of Merger.

         5.16 FEES AND EXPENSES. Regardless of whether the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its affiliates) incurred by a

Party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

         5.17 DIRECTOR AND OFFICER INDEMNIFICATION.

              (a) From and after the Effective Time, Buyer and the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to the fullest extent permitted by applicable Law to, indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including, reasonable attorneys' fees and expenses), claims, damages, costs or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part based on, or arising out of the fact that such person is or was a director or officer of such Party or a subsidiary of such Party. Without limiting the foregoing, in the event of any such loss, expense, claim, damage, cost or liability (whether or not arising before the Effective Time), (A) Buyer and the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request for reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Act and upon receipt of any affirmation and undertaking required by the Act, (B) the Surviving Corporation will cooperate in the vigorous defense of any such matter and (C) any determination required to be made in respect of whether an Indemnified Party's conduct complies with the standards set forth under the Act and the Surviving Corporation's articles of incorporation or by-laws shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that neither Buyer nor the Surviving Corporation shall be liable for any settlement effected without their written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm in respect of each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

              (b) For a period of three (3) years after the Effective Time, Buyer or the Surviving Corporation shall cause to be maintained in effect, with respect to the actions taken or events occurring prior to the Effective Time, the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or Buyer or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms not less advantageous to the insured parties in respect of matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to Buyer or the Surviving Corporation not greater than one hundred and fifty percent (150%) of the premium for the current Company directors' and officers' liability insurance; provided, however, that if such insurance cannot be so maintained or obtained at such costs, Buyer or the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to one hundred and fifty percent (150%) of the current annual premiums of the Company for such insurance.

              (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set for in this Section 5.17.

              (d) The provisions of this Section 5.17 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs, and his or her representatives.

         5.18 CERTAIN FINANCINGS. If it is necessary for either Buyer or the Company to effect any private equity financing prior to the Effective Time, such Party will notify the other Party, and the Parties will use their reasonable best efforts to coordinate such financing in order to achieve the best possible terms. If the Parties are unable to so coordinate such financing, the Party desiring to effect such financing nevertheless may effect such financing, provided that such financing will not adversely affect (i) the ability of such Party to perform its obligations under this Agreement or (ii) the ability of any of the Parties to consummate the transactions contemplated by this Agreement on a timely basis. In addition, the Company will not issue any securities as part of any such financing, to any Person that is not an "accredited investor" for purposes of Regulation D under the Securities Act. In no event will the Company be permitted to undertake any equity financing that might result in any other Person being entitled to acquire any securities of Buyer or the Company following the Effective Time.

         5.19 DELIVERY OF COMPANY FINANCIAL STATEMENTS. The Company shall cause Ernst & Young LLP to deliver to the Company and Buyer as promptly as practicable, but no later than February 4, 2000, its audit opinions (which shall not be qualified, except for a "going-concern" qualification) on the Company's financial statements as of and for the year ended June 30, 1999 and the twelve months ended December 31, 1999.

         5.20 HSR APPROVAL.

              (a) If required, each Party hereto shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby as promptly as practicable and in any event within ten (10) business days of the date Buyer determines such filing is required and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.20 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

              (b) Each of Buyer and the Company shall, in connection with the efforts referenced in Section 5.20(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Party; (ii) keep the other Party informed in all material respects of any material communication received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other Party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other domestic or foreign Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable domestic or foreign Governmental Entity or other person, give the other Party the opportunity to attend and participate in such meetings and conferences.

              (c) In furtherance and not in limitation of the covenants of the Parties contained in Sections 5.20(a) and (b), each of Buyer and the Company shall use its reasonable best efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other person in respect of the transactions contemplated hereby under any antitrust law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, each of Buyer and the Company shall cooperate in all material respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.20 shall (i) limit a Party's right to terminate this Agreement pursuant to Article 8 so long as such Party has up to then complied in all material respects with its obligations under this Section 5.20, (ii) require Buyer to dispose or hold separate any part of its business or operations or agree not to compete in any geographic area or line of business or
(iii) require Buyer to dispose or hold separate any part of the Company's business or operations or agree to cause the Company not to compete in any geographic area or line of business which would in any such case impair any of the benefits intended to be derived by Buyer after the Effective Time as a result of the Merger.

                                   ARTICLE 6

                              CONDITIONS TO CLOSING

         6.1 CONDITIONS OF EACH PARTY. The respective obligations of each Party to consummate the Merger and to take the other actions that they are respectively required to take at Closing are subject to the satisfaction or written waiver by each of the Parties of each of the following conditions prior to or at Closing:

              (a) the Plan of Merger shall have received the Shareholder Approval either by a requisite vote at the Company Shareholder Meeting or by the execution of the Company Shareholder Consent with respect thereto;

              (b) since the date of this Agreement, no Suit shall have been initiated or threatened by any Governmental Authority that challenges or seeks damages or other relief in connection with this Agreement or the Merger or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger;

              (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be effect; provided, however, that prior to invoking this condition, each Party shall have used its reasonable best efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement;

              (d) the Buyer Charter Amendment shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect; and

              (e) any waiting periods applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted.

         6.2 CONDITIONS OF BUYER AND MERGER SUB. The respective obligations of Buyer and Merger Sub to consummate the Merger and to take the other actions that they are respectively required to take at Closing are subject to the satisfaction of each of the following conditions prior to or at Closing:

              (a) (i) the Company's representations and warranties in Article 3 (without taking into account any materiality or Company Material Adverse Effect qualifiers set forth therein) shall be true on the Closing Date except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, except that such representations and warranties that expressly speak only as of an earlier date (without taking into account any materiality or Company Material Adverse Effect qualifiers set forth therein), shall have been true as of such earlier date except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (ii) the Company's representations and warranties in Section 3.19 shall have been true in all material respects as of the date hereof and shall be true in all material respects as of the Closing Date; and (iii) the Company's representations and warranties in Section 3.18 shall have been true in all material respects as of the date hereof;

              (b) the Company shall have executed and delivered all of the documents and instruments that it is required to execute and deliver or enter into prior to or at Closing, and shall have performed, complied with, or satisfied in all material respects all of its other obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy prior to or at Closing;

              (c) each Company Permit designated with an asterisk on Schedule
3.11 or other Consent designated with an asterisk on Schedule 3.7, if any, shall have been obtained and shall be in full force;

              (d) holders of shares of Common Stock and Preferred Stock representing no more than ten percent (10%) of the outstanding Common Stock and Preferred Stock (on an as-converted basis) shall have exercised and not withdrawn, forfeited or otherwise permitted to lapse appraisal, dissenter's or similar rights under applicable Law with respect to their shares of Common Stock or Preferred Stock in connection with the Merger;

              (e) the Co-Sale Agreement, the Company Investor Agreement, the Company Registration Rights Agreement, the CCC Purchase Agreement and the CCC Note shall have been terminated and cancelled and no longer be of force or in effect;

              (f) each of the Company's shareholders shall have validly executed and delivered all of the documents and instruments that they are required to execute and deliver or enter into prior to or at Closing, including, but not limited to, the Shareholder Questionnaire;

              (g) each of the Company's officers, directors and shareholders holding more than two percent (2%) of the Common Stock (on a fully converted and diluted basis) shall have executed and delivered or entered into, prior to the Closing, the Buyer Stockholders Agreement;

              (h) either (i) the offer and sale of the Merger Consideration issued to the shareholders of the Company in connection with the Merger shall be deemed, in Buyer's reasonable discretion, to be a transaction not involving any public offering within the meaning of Section 4(2) of the Securities Act pursuant to Rule 506 under the Securities Act or (ii) (A) Wilson Sonsini Goodrich & Rosati shall have issued its legal opinion to Buyer dated as of the Closing Date, in form and substance satisfactory to Buyer, to the effect that the offer and sale of such Merger Consideration is not required to be registered under the Securities Act and (B) Buyer shall be reasonably satisfied that a valid exemption exists under applicable state "blue sky" or securities laws from any qualification or registration requirement that could be applicable; and

              (i) Buyer shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon representations contained in certificates of Buyer, the Company and certain shareholders of the Company substantially in the forms agreed to on or prior to the date hereof.

Buyer and Merger Sub may waive any condition specified in this Section 6.2 by a written waiver delivered to the Company at any time prior to or at Closing.

         6.3 CONDITIONS OF THE COMPANY. The obligation of the Company to consummate the Merger and to take the other actions that it is required to take at Closing is subject to the satisfaction of each of the following conditions prior to or at Closing:

              (a) the representations and warranties of Buyer and Merger Sub in
Article 4 (without taking into account any materiality or Buyer Material Adverse Effect qualifiers set forth therein) shall be true on the Closing Date except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, except that such representations and warranties that expressly speak only as of an earlier date (without taking into account any materiality or Buyer Material Adverse Effect qualifiers set forth therein), shall have been true as of such earlier date except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect;

              (b) Buyer and Merger Sub shall have executed and delivered all of the documents and instruments that they are required to execute and deliver or enter into prior to or at Closing, and shall have performed, complied with or satisfied in all material respects all of their other obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy prior to or at Closing;

              (c) Buyer shall have executed and delivered the Buyer Investor Rights Agreement and the Buyer Stockholders Agreement to all Persons acquiring Buyer Common Stock pursuant to the Merger who have executed and delivered counterpart signature pages to such agreements;

              (d) each Permit or other Consent designated with an asterisk on
Schedule 4.7, if any, shall have been obtained and shall be in full force;

              (e) Buyer shall have effected the Buyer Charter Amendment and filed the same with the Secretary of State of the State of Delaware; and

              (f) the Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering such opinion, Wilson Sonsini Goodrich & Rosati shall receive and may rely upon representations contained in certificates of Buyer, the Company and certain shareholders of the Company substantially in the forms agreed to on or prior to the date hereof.

The Company may waive any condition specified in this Section 6.3 by a written waiver delivered to Buyer and Merger Sub at any time prior to or at Closing.

                                   ARTICLE 7

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                   COVENANTS AND AGREEMENTS; ESCROW PROVISIONS

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Buyer, Merger Sub or the Company (whether or not exercised) to investigate the affairs of Buyer, Merger Sub or the Company, each Party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other Party contained in this Agreement or in any instrument required to be delivered hereunder. The covenants and agreements of Buyer and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time shall survive the Effective Time. The representations and warranties of Buyer and Merger Sub contained in this Agreement shall not survive the Merger. The representations and warranties of the Company contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue in full force and effect until the one (1) year anniversary of the Closing Date (the "Expiration Date"). Each Party agrees that, except for the representations and warranties contained in this Agreement, none of Buyer, Merger Sub or the Company has made any representations or warranties, and except for the representations and warranties contained in this Agreement, each of Buyer, Merger Sub and the Company acknowledges that no representations or warranties have been made by, and it has not relied upon any representations or warranties made by any Party or any of their respective officers, directors, employees, agents, financial and legal advisors or other representatives (collectively, "Representatives") with respect to this Agreement and the transactions contemplated hereby, and the documents and instruments referred to herein, notwithstanding the delivery or disclosure to such Party or its Representatives of any documentation or other information with respect to any one or more of the foregoing.

         7.2 ESCROW PROVISIONS.

              (a) ESTABLISHMENT OF THE ESCROW FUND. "Escrow Amount" and "Escrow Fund" means the number of shares of Buyer Common Stock obtained by multiplying
(i) the aggregate number of shares of Buyer Common Stock issuable by Buyer at the Effective Time to holders of Common Stock and Preferred Stock in accordance with Section 2.4(c) and to CCC in accordance with Section 2.6 by (ii) 10%. At the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with Harris Trust and Savings Bank (the "Depositary Agent") (plus thereafter a proportionate share of any additional shares of Buyer Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Buyer following the Effective Time). The Escrow Fund will be governed by the terms set forth herein and shall be maintained at Buyer's sole cost and expense. The portion of the Escrow Amount contributed on behalf of each shareholder shall be in proportion to the aggregate number of shares of Buyer Common Stock to which such holder would otherwise be entitled under Section 2.4(c) or Section 2.6, and each such shareholder shall be the record owner of the shares of Buyer Common Stock representing such shareholder's applicable portion of the Escrow Account. For Tax purposes, the Escrow Fund shall be treated as owned by the Shareholders. At Closing, the Company shall deliver to the Depositary Agent a list of all Shareholders (with names, addresses, percentage ownership of the Escrow Fund and social security or tax identification numbers) and the Shareholder Representative shall deliver any updates to such list prior to the distribution of any portion of the Escrow Fund pursuant to this Section 7.2.

              (b) RECOURSE TO THE ESCROW FUND. The Escrow Fund shall be available (and shall be the sole and exclusive remedy after the Effective Time) to hold Buyer and the Surviving Corporation, and their respective officers, directors, employees and agents, harmless for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Buyer or the Surviving Corporation, their respective officers, directors, employees or agents, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any certificate or other document delivered pursuant hereto (or, in the case of any representation or warranty of the Company contained herein, as a result of the failure of such representation or warranty to be true as of the Closing Date, unless such representation or warranty speaks only as of an earlier time); provided, however, that Buyer and the Surviving Corporation may not make any claims against the Escrow Fund unless the aggregate Losses incurred or sustained exceed $1,000,000 (at which time claims may be made for all such Losses incurred or sustained in excess of such amount). For purposes of this Agreement, "Losses" shall mean all losses, expenses (including reasonable attorneys' fees and expenses), damages, liabilities, fines, penalties, judgments, actions, claims and costs including any Tax imposed on any payment received from the Escrow Fund as well as Taxes resulting from the circumstances giving rise to the Loss. The Escrow Fund also shall be available, if applicable, for recovery by Buyer of the number of shares of Buyer Common Stock with a value (as determined in accordance with Section 7.2(e)) equal to the Company Cash Deficiency, without regard to the deductible provided for in the first sentence of this Section 7.2(b).

              (c) ESCROW PERIOD; DISTRIBUTION OF ESCROW FUND UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., New York City time, on the Expiration Date (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); and, immediately following the termination of the Escrow Period, all shares of Buyer Common Stock remaining in the Escrow Fund shall be distributed as set forth in the last sentence of this Section 7.2(c); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Buyer, subject to the objection of the Shareholder Representative and the subsequent resolution of the matter in the manner as provided in Section 7.2(g) hereof, to satisfy any unsatisfied written claims under this Section 7.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Depositary Agent prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Depositary Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims and Buyer shall use all its commercially reasonable efforts to have such shares delivered within five (5) business days of such resolution. Upon receipt by the Depositary Agent of written instructions signed by Buyer and the Shareholder Representative, the shares of Buyer Common Stock remaining in the Escrow Fund shall be delivered to the Shareholders ratably in proportion to the respective contributions on their behalf to the Escrow Fund.

              (d) PROTECTION OF ESCROW FUND. The Depositary Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. Any shares of Buyer Common Stock, or other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Buyer Common Stock, that are issued or distributed by Buyer ("New Shares") in respect of Buyer Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Buyer Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the record holders thereof. Cash dividends on Buyer Common Stock in the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the record holders of the Buyer Common Stock on the record date set for any such dividend, and each such record holder shall have voting rights with respect to the shares of Buyer Common Stock in the Escrow Fund that are held of record by such holder.

              (e) CLAIMS UPON ESCROW FUND. Upon receipt by the Depositary Agent, at any time on or before the last day of the Escrow Period, but (in the case of breaches of representations or warranties) in each case prior to the Expiration Date, of an Officer's Certificate delivered by Buyer: (A) stating that Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein (provided that, in the case of any such breach of covenant or agreement by the Company, such breach occurred prior to the Effective Time) and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation or breach of warranty, agreement or covenant to which such item is related (including the specific provision breached) (or specifying the Company Cash Deficiency, if applicable), the Depositary Agent shall, subject to the provisions of Section 7.2(f) hereof, deliver to Buyer out of the Escrow Fund, as promptly as practicable, shares of Buyer Common Stock held in the Escrow Fund in an amount equal to any such Losses as they are actually incurred (or equal to the Company Cash Deficiency, if applicable). For the purposes of determining the number of shares of Buyer Common Stock to be delivered to Buyer out of the Escrow Fund pursuant to this Section 7.2(e) with respect to any Losses incurred, each share of Buyer Common Stock shall be valued as follows. If the Buyer Common Stock is then listed on any stock exchange or included on any automated quotation system, such value shall be the average closing price or average last sale price, as applicable, of the Buyer Common Stock for the ten
(10) trading days immediately preceding the date on which such shares are delivered to Buyer out of the Escrow Fund. If the Buyer Common Stock is not then listed on any stock exchange or included on any automated quotation system, such value shall be as agreed by Buyer and the Seller Representative or, if they cannot agree, Buyer and the Seller Representative shall each select a nationally recognized accounting or valuation firm, and each firm so selected shall select a third firm, and the value shall be determined by the mutual agreement of such firms. Upon the calculation or determination of the value of Buyer Common Stock in accordance with this Section 7.2(e), Buyer and the Shareholder Representative shall deliver written instructions, signed by each of them, to the Depositary Agent setting forth such value and the calculation of the number of shares of Buyer Common Stock to be delivered to Buyer.

              (f) OBJECTIONS TO CLAIMS. At the time of delivery by Buyer of any Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative and, for a period of thirty (30) days after receipt by the Depositary Agent, the Depositary Agent shall make no delivery to Buyer of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Depositary Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Depositary Agent shall make delivery of shares of Buyer Common Stock from the Escrow Fund in accordance with
Section 7.2(e) hereof, provided that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such thirty (30) day period.

              (g) RESOLUTION OF CONFLICTS. In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Representative and Buyer shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims. If the Shareholder Representative and Buyer should so agree, joint written instructions setting forth such agreement shall be prepared and signed by both Parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such instructions and distribute shares of Buyer Common Stock from the Escrow Fund in accordance with the terms thereof. If no such agreement can be reached after good faith negotiation, either Buyer or the Shareholder Representative may commence litigation or, upon written consent of Buyer and the Shareholder Representative, binding arbitration to resolve the dispute.

         7.3 SHAREHOLDER REPRESENTATIVE; POWER OF ATTORNEY.

              (a) SHAREHOLDER REPRESENTATIVE. In the event that Shareholder Approval is obtained, effective upon such approval, and without further act of any Shareholder, the Shareholder Representative shall be appointed as agent and attorney-in-fact for each Shareholder (except such Shareholders, if any, as shall have perfected their dissenters' rights under Utah Law), for and on behalf of Shareholders, to give and receive notices and communications, to authorize delivery to Buyer of shares of Buyer Common Stock from the Escrow Fund in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand litigation or arbitration and comply with orders and awards of courts and arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Buyer; provided, however, that the Shareholder Representative may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted shareholder representative. Any vacancy in the position of Shareholder Representative shall be filled by David L. Whetten. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for their services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Shareholders.

              (b) EXCULPATION. The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment.

              (c) ACTIONS OF THE SHAREHOLDER REPRESENTATIVE. A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision for all of the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund, and shall be final, binding and conclusive upon each of such Shareholders, and the Depositary Agent and Buyer may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of every such shareholder of the Company. The Depositary Agent, Buyer and the Surviving Corporation are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

         7.4 THIRD PARTY CLAIMS. In the event Buyer or the Surviving Corporation receives written notice of a third-party claim (a "Third Party Claim") which Buyer reasonably expects may result in a demand against the Escrow Fund, Buyer shall provide the Shareholder Representative with reasonably prompt written notice thereof. The Shareholder Representative, as representative for the Shareholders, shall have the right to participate in or, by giving written notice to Buyer, to assume the defense of any Third Party Claim at the expense of the Escrow Fund and by counsel selected by the Shareholder Representative (which counsel must be reasonably satisfactory to Buyer), and Buyer will cooperate in good faith (and shall be permitted to participate at Buyer's expense) in such defense; provided, however, that the Shareholder

Representative shall not be entitled to assume control of the defense of any Third Party Claim that (i) could reasonably be expected to have any impact on the ongoing operations or goodwill of the Surviving Corporation or Buyer or their intellectual property or (ii) could reasonably be expected to result in Losses in excess of the Escrow Fund. Buyer shall have the right in its sole discretion to settle any Third Party Claim contemplated by clause (i) or (ii) above; provided, however, that if Buyer settles any such Third Party Claim without the Shareholder Representative's written consent (which consent shall not be unreasonably withheld or delayed), Buyer may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Buyer in such settlement unless the Shareholder Representative unreasonably withheld or delayed such consent; provided, further, that the Shareholder Representative may not settle any Third Party Claim without Buyer's written consent (which consent shall not be unreasonably withheld or delayed). In the event that the Shareholder Representative has consented to any such settlement, the Shareholder Representative shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Buyer against the Escrow Fund with respect to the amount of Losses incurred by Buyer in such settlement as consented to by the Shareholder Representative.

         7.5 DEPOSITARY AGENT'S DUTIES.

              (a) LIMITATION ON DUTIES OF DEPOSITARY AGENT. The Depositary Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Depositary Agent may receive after the date of this Agreement which are signed by an officer of Buyer and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting, in good faith, on any instrument reasonably believed to be genuine and to have been signed or presented by the proper Party or Parties. The Depositary Agent shall not be liable for any act done or omitted hereunder as Depositary Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

              (b) COMPLIANCE WITH ORDERS. The Depositary Agent is hereby expressly authorized to comply with and obey orders of any court of law or Governmental Authority or regulatory authority, notwithstanding any notices, warnings or other communications from any Party or any other Person to the contrary. In case the Depositary Agent obeys or complies with any such order, the Depositary Agent shall not be liable to any of the Parties hereto or to any other Person by reason of such compliance, notwithstanding any such order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

              (c) LIMITATIONS ON LIABILITY OF DEPOSITARY AGENT. The Depositary Agent shall not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder, or for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary Agent.

              (d) GOOD FAITH OF DEPOSITARY AGENT. In performing any duties under the Agreement, the Depositary Agent shall not be liable to any Party for damages, losses or expenses, except for damages, losses or expenses attributable to the gross negligence or willful misconduct of the Depositary Agent. The Depositary Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary Agent shall in good faith believe to be genuine, nor will the Depositary Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary Agent may consult with legal counsel in connection with the Depositary Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by the Depositary Agent in good faith in accordance with the advice of counsel. The Depositary Agent is not responsible for determining and verifying the authority of any Person acting or purporting to act on behalf of any Party to this Agreement.

              (e) NON-RESPONSIBILITY OF DEPOSITARY AGENT. If any controversy arises between the Parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary Agent will not be required to determine the controversy or to take any action regarding it. The Depositary Agent may hold all documents and shares of Buyer Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary Agent's discretion, the Depositary Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary Agent will not be liable for any damages. Furthermore, the Depositary Agent may at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Depositary Agent is authorized to deposit with the clerk of the court all documents and shares of Buyer Common Stock held in the Escrow Fund, except all costs, expenses, charges and reasonable attorneys' fees incurred by the Depositary Agent due to the interpleader action and which Buyer and the Shareholder Representative, on behalf of the Shareholders, jointly and severally agree to pay. Upon initiating such action, the Depositary Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

              (f) INDEMNIFICATION OF DEPOSITARY AGENT. Buyer agrees to indemnify and hold the Depositary Agent harmless against any and all Losses incurred by the Depositary Agent in connection with the performance of the Depositary Agent's duties under this Agreement, including but not limited to any litigation from this Agreement or involving its subject matter. Costs and expenses of enforcing this right of indemnification shall also be paid by Buyer. This right of indemnification shall survive the termination of this Agreement and the removal or resignation of the Depositary Agent.

              (g) RESIGNATION OF DEPOSITARY AGENT. The Depositary Agent may resign at any time upon giving at least thirty (30) days' written notice to the Parties; provided, however, that no such resignation shall become effective until the appointment of a successor Depositary Agent which shall be accomplished as follows: the Parties shall use their best efforts to mutually agree on a successor Depositary Agent within thirty (30) days after receiving such notice. If the Parties fail to agree upon a successor Depositary Agent within such time, the Depositary Agent shall have the right to appoint a successor Depositary Agent authorized to do business in the

State of New York. The successor Depositary Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor Depositary Agent as if originally named as Depositary Agent. Upon such succession, the original Depositary Agent shall be discharged from any further duties and liability under this Agreement.

              (h) FEES. All fees of the Depositary Agent for performance of its duties hereunder shall be paid by Buyer. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary Agent renders any service not provided for in this Agreement, or if the Parties request a substantial modification of its terms, or if any controversy arises, or if the Depositary Agent is made a party to, or intervenes in, any action or proceeding pertaining to the Escrow Fund or its subject matter, the Depositary Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees and expenses occasioned by such default, delay, controversy or action or proceeding.

                                   ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Shareholder Approval, by mutual written consent of the Company and Buyer by action of their respective boards of directors.

         8.2 TERMINATION BY EITHER BUYER OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the either the Company Board or the Buyer Board if:

              (a) the Merger shall not have been consummated by March 31, 2000, whether such date is before or after the date of the Shareholder Approval (the "Termination Date"); provided, however, that if (i) the condition set forth in
Section 6.2(c) or any condition with respect to any requisite approval of any Governmental Authority has not been fulfilled or waived prior to March 31, 2000 and remains reasonably capable of satisfaction, (ii) the Company Shareholder Meeting has not been held prior to March 31, 2000 or (iii) the Company Board and the Buyer Board mutually agree, the Termination Date shall be automatically extended to June 15, 2000;

              (b) the Shareholder Approval shall not have been obtained at the Company Shareholder Meeting or at any adjournment or postponement thereof; or

              (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the Shareholder Approval);

provided, however, that the right to terminate this Agreement pursuant to this
Section 8.2 shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

         8.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Shareholder Approval, by action of the Company Board if there is a breach by Buyer or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.3(a) or 6.3(b) to be incapable of being satisfied as of the Termination Date.

         8.4 TERMINATION BY BUYER. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Buyer, if:

              (a) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.2(a) or 6.2(b) to be incapable of being satisfied as of the Termination Date; or

              (b) Buyer has not received, on or before February 4, 2000, the audit opinions required by Section 5.19, so long as such audit opinions shall still not have been obtained at the time Buyer requests termination of this Agreement pursuant to this Section 8.4(b).

         8.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 8, this Agreement (other than this Section 8.5, Section 5.15 and Article 9) shall become void and of no effect with no liability on the part of any Party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any Party of any liability or damages resulting from any intentional prior breach of this Agreement.

         8.6 AMENDMENT. This Agreement may be amended by action taken by the Company, Buyer and Merger Sub at any time before or after Shareholder Approval, but after any such approval, no amendment shall be made which changes the amount or form of the Merger Consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties.

         8.7 EXTENSION; WAIVER. At any time prior to the Effective Time, each Party hereto (for these purposes, Buyer and Merger Sub shall together be deemed one Party and the Company shall be deemed the other Party) may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of either Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 9

                                  MISCELLANEOUS

         9.1 CONFIDENTIALITY. Pending Closing, the agreement executed by the Parties on October 13, 1999 concerning confidentiality shall remain in full force and effect.

         9.2 REGISTRATION OF BUYER COMMON STOCK UNDERLYING COMPANY STOCK OPTIONS. Buyer will, no later than the time of filing of any such registration statement with respect to other stock options of Buyer, prepare and file with the SEC a registration statement on Form S-8 (or any successor form thereto) to register under the Securities Act the shares of Buyer Common Stock issuable upon the exercise of the Company Stock Options assumed by Buyer in accordance with
Section 2.5(h).

         9.3 NOTICES. All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, as follows:

              (a) if to the Company, to:

                   InsurQuote Systems, Inc.
                   533 East 1860 South
                   Provo, Utah  84606
                   Attention:     General Counsel
                   Telecopier:    (801) 373-4017

                   with a copy to:

                   Wilson Sonsini Goodrich & Rosati
                   650 Page Mill Road
                   Palo Alto, California  94304-1050
                   Attention:     Michael J. Kennedy
                   Telecopier:    (650) 493-6811

              (b) if to Buyer and Merger Sub, to:

                   ChannelPoint, Inc.
                   10155 Westmoor Drive, Suite 210
                   Westminster, Colorado  80021
                   Attention:     General Counsel
                   Telecopier:    (303) 404-2263
                   with a copy to:

                   Weil, Gotshal & Manges LLP
                   100 Crescent Court, Suite 1300
                   Dallas, Texas  75201-6950
                   Attention:     R. Jay Tabor
                   Telecopier:    (214) 746-7777

              (c) if to the Shareholder Representative, to:

                   William B. Woahn
                   533 East 1860 South
                   Provo, Utah  84606
                   Telecopier:    (801) 373-4017

              (d) if to the Depositary Agent, to:

                   Harris Trust & Savings Bank
                   311 W. Monroe 12th Floor
                   Chicago, Illinois  60606
                   Attention:     Linda Garcia
                   Telecopier:    (312) 461-3525

All Notices sent by certified or registered mail shall be considered to have been given three (3) business days after being deposited in the mail. All Notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party, the Depositary Agent or the Shareholder Representative may change its address for purposes of this Agreement by Notice in accordance with this Section 9.3.

         9.4 FURTHER ASSURANCES. Each Party agrees (i) to furnish upon request to the other Party such further information, (ii) to execute and deliver to the other Party such other documents and (iii) to do such other acts and things, as the other Party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to in this Agreement.

         9.5 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with the disclosure schedules and the Parties' Closing Documents) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

         9.6 ASSIGNMENT. No Party may assign any of its rights under this Agreement prior to the Closing without the prior written consent of the other Party or Parties. In addition, no Person may assign (other than by will or virtue of death) any right that it has to receive shares that are held pursuant to Article 7 by the Depositary Agent unless such transferee or assignee agrees to be bound by all the terms, conditions and agreements applicable to Shareholders set forth in this Agreement.

         9.7 NO THIRD PARTY BENEFICIARIES. Except as expressly provided in
Section 5.17 or Article 7, nothing in this Agreement shall be considered to give any Person other than the Parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

         9.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

         9.9 CAPTIONS. The captions of articles and sections of this Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

         9.10 CONSTRUCTION. All references in this Agreement to "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

         9.12 GOVERNING LAW. This Agreement shall be governed by the Laws of the State of New York without regard to conflict of laws principles, except to the extent any provisions of this Agreement are required to be governed by the Laws of the State of Utah.

         9.13 JURISDICTION AND VENUE. The Parties agree that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in the United States District Court for the District of New York, United States of America or the New York Supreme Court. Each Party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

         9.14 BINDING EFFECT. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective successors and permitted assigns.

         9.15 NO WAIVER OF FRAUD. Nothing contained in this Agreement shall be deemed to constitute a waiver by any Party of any right it may have to pursue any remedy as a result of fraud of another Party.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

                                         INSURQUOTE SYSTEMS, INC.

                                         By:  /s/ David L. Whetten
                                             -----------------------------------
                                         Name:  David L. Whetten
                                               ---------------------------------
                                         Title:  CEO
                                                --------------------------------


                                         CHANNELPOINT, INC.

                                         By:  /s/ Kenneth E. Hollen
                                             -----------------------------------
                                         Name:  Kenneth E. Hollen
                                               ---------------------------------
                                         Title:  CEO
                                                --------------------------------

                                         GOLD ACQUISITION CORP.

                                         By:  /s/ Kenneth E. Hollen
                                             -----------------------------------
                                         Name:  Kenneth E. Hollen
                                               ---------------------------------
                                         Title:  President
                                                --------------------------------

This Agreement is countersigned by the undersigned Depositary Agent as of the date first above written to acknowledge and agree to the provisions of Article 7 that pertain to the Depositary Agent.

HARRIS TRUST AND SAVINGS BANK,
as Depositary Agent

By:  /s/ L. Garcia
    -----------------------------------
Name:  L. Garcia
      ---------------------------------
Title:  Trust Officer
       --------------------------------

                                     ANNEX I

                                   DEFINITIONS

         Act is defined in Section 2.3(a)

         Acquisition Proposal is defined in Section 5.15.

         Agreement means this Agreement and Plan of Merger, dated as of February 1, 2000, by and among Buyer, Merger Sub and the Company, together with all Exhibits and Schedules attached hereto or delivered herewith.

         Articles of Incorporation means the Company's Third Amended and Restated Articles of Incorporation, as amended.

         Articles of Merger is defined in Section 2.3(a).

         Authorized Officer means a corporate officer of a corporation who is duly authorized to perform the specified action.

         Buyer is defined in the Preamble.

         Buyer Board is defined in Section 4.3(b).

         Buyer Charter Amendment is defined in Section 5.8.

         Buyer Common Stock is defined in the Background Section A.

         Buyer Common Stock Equivalents means, without duplication with any other Buyer Common Stock or Buyer Common Stock Equivalents, any security of Buyer which is convertible into, exercisable for or exchangeable for, directly or indirectly, Buyer Common Stock, whether at such time or upon the passage of time or the occurrence of some future event. Without limiting the foregoing, immediately upon consummation of the Merger, "Buyer Common Stock Equivalents" will include all shares of Buyer Common Stock that may be issuable (whether at such time or thereafter upon the passage of time or occurrence of other conditions) upon the exercise of (i) Company Stock Options that have been issued or that are available for issuance under the Company Option Plan and (ii) outstanding Warrants.

         Buyer Disclosure Memorandum is defined in Section 5.4.

         Buyer Employees is defined in Section 4.12.

         Buyer Financial Statements means (i) Buyer's audited consolidated financial statements, together with the notes thereto, as of and for the year ended December 31, 1997 and (ii) Buyer's unaudited consolidated financial statements as of and for the year ended December 31, 1998 and 1999.

         Buyer Fully-Diluted Common Stock means the number of shares of Buyer Common Stock that is equal to the sum of: (i) all shares of Buyer Common Stock outstanding immediately upon consummation of the Merger (including but not limited to all shares of Buyer Common Stock issuable as a result of the Merger in respect of shares of capital stock of the Company pursuant to Section 2.4 or issuable pursuant to Section 2.6), plus (without duplication) (ii) all shares of Buyer Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the conversion, exercise or exchange of all then outstanding Buyer Common Stock Equivalents, plus (without duplication) all shares of Buyer's authorized Series D Preferred Stock; provided, however, that there shall be excluded from such calculation any Buyer Common Stock or Buyer Common Stock Equivalents (A) up to 1,962,963 shares of Buyer Common Stock (or other securities of Buyer which may be converted into or exchanged for up to 1,962,963 shares of Buyer Common Stock) that are issued or to be issued in connection with acquisitions by Buyer, (B) that are issued at Buyer's initial public offering price per share of Buyer Common Stock (after taking into account any price paid upon issuance and any price to be paid upon exercise or conversion, if applicable) or that are issued in other equity financings approved in advance by the Shareholder Representative, (C) that are issued or issuable to former stockholders of Blaise Software, Inc. in connection with the acquisition of such entity by Buyer on June 7, 1999 (provided that the aggregate amount of shares of Buyer Common Stock or Buyer Common Stock Equivalents to be issued to such former owners will not exceed 50,000 shares) or (D) represented by options issued after December 31, 1999 and prior to the Merger under any stock option plan of Buyer.

         Buyer Investor Rights Agreement means the Fourth Amended and Restated Investor Rights Agreement, dated as of the Closing Date, by and among Buyer and the stockholders of Buyer signatory thereto, in substantially the form attached hereto as EXHIBIT F.

         Buyer Material Adverse Effect means a material adverse effect on the business, operations, financial position or assets of Buyer and its subsidiaries taken as a whole, except for (i) any effect resulting from the announcement of the transactions contemplated by this Agreement (but not including any such effects which were known, or should have been known by Buyer as of the date hereof and which were not disclosed to the Company); (ii) any effect resulting solely from the actions of the Company and (iii) any effect resulting solely from Buyer complying with its obligations under this Agreement.

         Buyer Plans is defined in Section 4.11(a).

         Buyer Preferred Stock is defined in Section 4.2(a).

         Buyer Stockholders Agreement means the Fourth Amended and Restated Stockholders Agreement, dated as of the Closing Date, by and among Buyer and the stockholders of Buyer signatory thereto, in substantially the form attached hereto as EXHIBIT G.

         Buyer's Information Technology is defined in Section 4.17.

         CCC is defined in Section 2.6.

         CCC Note means that Subordinated Note, dated February 10, 1998 and payable by the Company to CCC Information Services Inc., in the principal amount of $8,900,000.

         CCC Purchase Agreement means the Securities Purchase Agreement, dated as of February 10, 1998, by and between the Company and CCC Information Services Inc., as amended on March 30, 1999.

         Certificates is defined in Section 2.5(a).

         Cleanup Liability means any liability under any Environmental Law for corrective action, including any investigation, cleanup, removal, containment or other remedial or response action or activity of the type covered by the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         Closing is defined in Section 2.2.

         Closing Date means the date that Closing occurs.

         Closing Documents means, in respect of a Party, the documents, instruments and agreements that it is required to deliver or enter into at Closing pursuant to the terms of this Agreement.

         COBRA is defined in Section 3.12(a).

         Code means the U.S. Internal Revenue Code of 1986, as amended.

         Common Stock is defined in Section 2.4(c).

         Company is defined in the Preamble.

         Company Affiliate Agreement is defined in Background Section F.

         Company Board is defined in Section 3.3(b).

         Company Cash Deficiency means the sum of (i) $3,500,000 plus (ii) the amount of any Company Transaction Expenses that either have not yet been paid by the Company or that have been paid by the Company out of the proceeds of any debt or equity investment by Buyer in the Company (with the payment of any such Company Transaction Expenses being deemed to have been made out of the proceeds of such investment to the extent that the Company has received proceeds of any such investment), less the amount of actual cash and cash equivalents of the Company immediately prior to the Effective Time. If the calculation of the Company Cash Deficiency results in a negative number, the Company Cash Deficiency shall equal $0.00.

         Company Common Stock Equivalents means, without duplication with any other Common Stock or Company Common Stock Equivalents, any security of the Company which is convertible into, exercisable for or exchangeable for, directly or indirectly, Common Stock, whether at such time or upon the passage of time or the occurrence of some future event.

         Company Employees is defined in Section 3.12(a).

         Company Financial Statements means (i) the Company's audited consolidated financial statements, together with the notes thereto, as of and for the years ended June 30, 1998 and 1997 and (ii) the Company's unaudited consolidated financial statements as of and for the year ended June 30, 1999 and the twelve months ended December 31, 1999.

         Company Investment Agreement means the Amended and Restated Investment Agreement, dated March 30, 1999, by and among the Company and certain shareholders of the Company signatory thereto.

         Company Material Adverse Effect means a material adverse effect on the business, operations, financial position or assets of the Company and its subsidiaries taken as a whole, except for (i) any effect resulting from the announcement of the transactions contemplated by this Agreement (but not including any such effects which were known, or should have been known by the Company as of the date hereof and which were not disclosed to Buyer); (ii) any effect resulting solely from the actions of Buyer and (iii) any effect resulting solely from the Company complying with its obligations under this Agreement.

         Company Option Plan is defined in Section 2.5(h).

         Company Permits is defined in Section 3.11.

         Company Plans is defined in Section 3.12(a).

         Company Registration Rights Agreement means the Amended and Restated Registration Rights Agreement, dated as of March 30, 1999, by and among, the Company and certain shareholders of the Company signatory thereto.

         Company Shareholder Consent is defined in Section 5.6.

         Company Shareholder Meeting is defined in Section 5.6.

         Company Stock Option is defined in Section 2.5(h).

         Company's Information Technology is defined in Section 3.20.

         Company Transaction Expenses means all Expenses of the Company and/or any of its subsidiaries, including, but not limited to, the expenses of Morgan Stanley & Co. Incorporated, Wilson Sonsini Goodrich & Rosati, Ernst & Young LLP and the fees of the "purchaser representative" retained in accordance with
Section 5.5

         Consent means any approval, consent, ratification, waiver or other authorization.

         Co-Sale Agreement means the Amended and Restated Co-Sale Agreement, dated as of September 26, 1995, by and among the Company and certain shareholders of the Company signatory thereto.

         Covered Transactions is defined in Section 3.26.

         Depositary Agent is defined in Section 7.2(a).

         Dissenting Shares is defined in Section 2.5(g).

         Dissenting Shareholders is defined in Section 2.5(g).

         Division is defined in Section 2.3(a).

         DOJ is defined in Section 5.20.

         Effective Time is defined in Section 2.4(a).

         Environmental Law means any applicable federal, state, local or foreign Law (including common Law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et. seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such Laws have been and may be amended or supplemented through the Closing Date;

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations issued by the Internal Revenue Service and Department of Labor.

         ERISA Affiliate is defined in Section 3.12(a).

         Escrow Amount is defined in Section 7.2(a).

         Escrow Fund is defined in Section 7.2(a).

         Escrow Period is defined in Section 7.2(c).

         Exchange Act means the Securities Exchange Act of 1934, as amended, and the related rules and regulations issued by the SEC thereunder.

         Excluded Buyer Issuance means any issuance of Buyer Common Stock or Buyer Common Stock Equivalents (i) pursuant to the Merger or otherwise to securityholders of the Company in connection with the Merger, (ii) to the extent that the proceeds thereof are invested by Buyer in the Company, whether in the form of an equity investment or a debt investment, (iii) issued in connection with acquisitions by Buyer that does not exceed in the aggregate 1,962,963 shares of Buyer Common Stock (or other securities of Buyer which may be converted into or exchanged for not more than 1,962,963 shares of Buyer Common Stock), (iv) to the extent such Buyer Common Stock or Buyer Common Stock Equivalents are, as of the date of this Agreement, included in the definition of the Buyer Fully-Diluted Common Stock, (v) upon any exercise or conversion of any Buyer Common Stock Equivalents, (vi) to former stockholders of Blaise Software, Inc. in connection with the acquisition of such entity by Buyer on June 7, 1999 (provided that the aggregate amount of shares of Buyer Common Stock or Buyer Common Stock Equivalents to be issued to such former owners will not exceed 50,000 shares) or
(vii) that are represented by options issued after December 31, 1999 and prior to the Merger under any stock option plan of Buyer.

         Expenses is defined in Section 5.16.

         Expiration Date is defined in Section 7.1.

         FTC is defined in Section 5.20.

         GAAP means United States generally accepted accounting principles, applied on a consistent basis.

         Governmental Authority means (i) any federal, state, provincial, local, municipal, foreign or other government and (ii) any governmental or quasi-governmental body of any kind (including any administrative or regulatory agency, department, branch, commission or other entity).

         Governmental Entity is defined in Section 3.7

         Hazardous Activity means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use of Hazardous Materials.

         Hazardous Material means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

         HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Indemnified Party or Indemnified Parties is defined in Section 5.17(a).

         Intellectual Property shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records and data, (ii) inventions (whether or not patentable), improvements and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations, data collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks,

(vi) domain names, web addresses and web sites, (vii) tools, methods and processes and (viii) all physical embodiments of the foregoing in any form and embodied in any media.

         Intellectual Property of Buyer means any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to Buyer or that constitutes assets.

         Intellectual Property of the Company means any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company or any of its subsidiaries, or that constitute assets.

         Intellectual Property Rights shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations, copyright applications and "moral" rights,
(iii) the protection of trade secrets, industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, service marks, and trade names, and all registrations and applications of all of the foregoing, (vi) analogous rights to those set forth above and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

         Knowledge means, in respect of the Company or Buyer, the actual awareness by an officer of the Company or Buyer, as the case may be, of a particular fact or other specified matter.

         Law is defined in Section 3.8.

         Lien means any lien, security interest, claim, option, pledge, right of first refusal or other encumbrance or similar restriction.

         Losses is defined in Section 7.2(b).

         Material Contracts is defined in Section 3.16(a).

         Merger is defined in Background Section A.

         Merger Consideration is defined in Section 2.4(c).

         Merger Sub is defined in the Preamble.

         New Shares is defined in Section 7.2(d).

         Notice or Notices means any notice, demand, charge, complaint or other communication from any Person.

         Occupational Safety and Health Laws means the Occupational Safety and Health Act of 1970, as amended, and all other applicable Laws and Orders intended to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

         Officer's Certificate means a certificate signed by an Authorized Officer whose responsibilities extend to the subject matter of the certificate.

         Old Buyer Investor Rights Agreement means the Third Amended and Restated Investor Rights Agreement dated as of September 14, 1999, by and among Buyer and the stockholders of Buyer signatory thereto.

         Old Buyer Stockholders Agreement means the Third Amended and Restated Investor Rights Agreement dated as of September 14, 1999, by and among Buyer and the stockholders of Buyer signatory thereto.

         Order means any order, judgment, decree, ruling, consent decree, settlement agreement, stipulation, injunction or subpoena entered or issued by any court, Governmental Authority or arbitrator.

         Ordinary Course of Business means an action taken by it which is consistent with its past practices and is taken in the ordinary course of the normal day-to-day operations.

         Party means both Buyer and Merger Sub (or either one of them, as the context requires) or the Company, and Parties means all of them.

         Permitted Liens means (i) Liens for Taxes not yet due and payable, (ii) mechanics' or materialmen's Liens arising in the Ordinary Course of Business and
(iii) other immaterial Liens arising in the Ordinary Course of Business that do not materially detract from the value, and do not interfere with the use, of the underlying property.

         Person means any individual, corporation, general or limited partnership, limited liability company, joint venture, association, organization, estate, trust or other entity or any Governmental Authority.

         Plan of Merger is defined in Section 2.3(a).

         Preferred Stock is defined in Section 2.5(a).

         PTO is defined in Section 3.19(a).

         Real Property Leases is defined in Section 3.9(b).

         Registered Intellectual Property Rights shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

         Representatives is defined in Section 7.1.

         SEC means the Securities and Exchange Commission.

         Securities Act means the Securities Act of 1933, as amended, and the related rules and regulations issued by the SEC thereunder.

         Series A Preferred Stock means Series A Preferred Stock, no par value, of the Company.

         Series B Preferred Stock means Series B Preferred Stock, no par value, of the Company.

         Series C Preferred Stock means Series C Preferred Stock, no par value, of the Company.

         Series D Preferred Stock means Series D Preferred Stock, no par value, of the Company.

         Series E Preferred Stock means Series E Preferred Stock, no par value, of the Company.

         Series F Preferred Stock means Series F Preferred Stock, no par value, of the Company.

         Shareholder means a Person who is the owner of record of one or more shares of Common Stock as of the Closing.

         Shareholder Approval is defined in Section 3.3(b).

         Shareholder Questionnaire is defined in Section 5.7.

         Shareholder Representative means William B. Woahn.

         Suit means any action, suit, proceeding, arbitration, audit, hearing or investigation (whether civil, criminal, administrative or investigative in nature, and whether formal or informal) by, before or in any court, Governmental Authority or arbitrator.

         Surviving Corporation is defined in Section 2.1.

         Takeover Statutes is defined in Section 3.26.

         Tax or Taxes is defined in Section 3.15.

         Tax Return is defined in Section 3.15.

         Termination Agreement is defined in Background Section E.

         Termination Date is defined in Section 8.2(a).

         Third Party Claim is defined in Section 7.4.

         Third Party Intellectual Property Right is defined in Section 3.19(a).

         Voting Agreement is defined in Background Section C.

         WARN is defined in Section 3.13.

         Warrant is defined in Section 2.5(i).

         Year 2000 Compliant is defined in Section 3.20.